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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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BRT REALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
(516) 466-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 20, 2012

        The Annual Meeting of Shareholders of BRT Realty Trust will be held on Tuesday, March 20, 2012, at 9:00 a.m. local time, at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, for the following purposes:

  1.
  To elect three Class I Trustees to serve until the 2015 Annual Meeting of Shareholders;

  2.
  To approve the BRT Realty Trust 2012 Incentive Plan.

  3.
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2012; and

  4.
  To transact any other business as may properly come before the meeting.

        Shareholders of record at the close of business on January 23, 2012 are entitled to notice of and to vote at our annual meeting. It is important that your common shares of beneficial interest be represented and voted at the meeting. You can vote your common shares of beneficial interest by completing and returning the proxy card. Certain shareholders can also vote their common shares of beneficial interest over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Simeon Brinberg

Secretary

Great Neck, New York
January 27, 2012

BRT REALTY TRUST
2012 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT

 GENERAL

        Our board of trustees is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2012 annual meeting of shareholders of BRT Realty Trust. In this proxy statement we refer to BRT Realty Trust as "BRT," "we," "our," "us," "our company," or the "Trust" and to our common shares of beneficial interest as "common shares" or "shares." The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Tuesday, March 20, 2012.

        Our fiscal year begins on October 1st and ends on September 30th. References in this proxy statement to "fiscal 2011" refers to the twelve months from October 1, 2010 through September 30, 2011.

        Our executive offices are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. Our telephone number is (516) 466-3100.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

  What is the purpose of the annual meeting?

        At our annual meeting, shareholders will vote on the following matters:

  •
  election of three directors (Alan H. Ginsburg, Jeffrey A. Gould and Jonathan H. Simon) to hold office until the 2015 annual meeting;

  •
  approval of the BRT Realty Trust 2012 Incentive Plan;

  •
  ratification of the appointment of our independent registered public accounting firm (BDO USA LLP) for fiscal 2012; and

  •
  such other matters as may properly come before the meeting.

  Who is entitled to vote?

        We are mailing this proxy statement on or about January 31, 2012 to our shareholders of record on January 23, 2012. The record date was established by our board of trustees. Shareholders as of the close of business on the record date of January 23, 2012 are entitled to notice of and to vote their shares at the meeting. Each share is entitled to one vote and shareholders do not have the right to vote cumulatively in the election of trustees. Our common shares constitute our only outstanding class of voting securities and will vote as a single class on all matters to be considered at the annual meeting.

  What constitutes a quorum?

        A quorum is the presence in person or by proxy of shareholders holding a majority of shares entitled to vote at the meeting. On the record date, there were 14,076,712 common shares outstanding and entitled to vote. In order to carry on the business at the meeting, a majority of our outstanding shares must be present in person or by proxy. This means that at least 7,038,357 common shares must be represented at the meeting, either in person or by proxy, to constitute a quorum. Generally, action cannot be taken at the meeting unless a quorum is present.

  How do I vote?

        Because many shareholders cannot attend the meeting in person, it is necessary that a large number of shares be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges, for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., E.S.T. on March 19, 2012. If you vote by telephone or via the internet, it is not necessary to return a proxy card.

        If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, you should sign the proxy card and deliver it to the person so named, and the person so named must then be present to vote at the meeting. Proxy cards so marked should not be mailed to us or to our transfer agent, American Stock Transfer and Trust Company, LLC.

  Is my vote important?

        Yes.    Under applicable rules, brokers, banks and other nominees are prohibited from voting shares held in street name on matters pertaining to the election of trustees and the approval of our 2012 Incentive Plan, unless the client specifically instructs his or her nominee to vote their shares. Shares held in street name and for which voting instructions are not provided and accordingly, as to which bank, brokers and other nominees do not have discretionary authority to vote on their clients' behalf, are referred to "broker non-votes." Because "broker non-votes" will have the effect of a vote against these proposals, it is very important that you vote your shares.

  Who will count the vote?

        A representative of our transfer agent, American Stock Transfer and Trust Company, LLC will tabulate the votes and act as inspector of elections.

  Can I revoke my proxy before it is exercised?

        If you hold stock directly in your name, you can revoke your proxy at any time before it is voted at the annual meeting by filing a written revocation with our Secretary, or delivering a properly executed proxy bearing a later date. If you vote by telephone or internet you may also revoke your proxy with a timely and valid later telephone or internet vote, as the case may be. You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the shares represented by such proxy will be voted. If your shares are held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee's procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not by itself automatically revoke a previously granted proxy.

  How will my shares be votes?

        All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked, will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card received from a registered holder, the persons named as your proxies will vote the common shares "FOR" the three nominees (Alan H. Ginsburg, Jeffrey A. Gould and Jonathan H. Simon) for Class I Trustee, "FOR" the proposal to approve our 2012 Incentive Plan and "FOR" the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2012, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The board of trustees is not currently aware of any business to be acted upon at the meeting other than that which is described in this proxy statement.

  Who is soliciting my vote and who pays the cost?

        We are soliciting proxies and will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold common shares and to request instruction on how to vote the shares. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders. We have retained Phoenix Advisory Partners for a fee of $4,500, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our shareholders. To the extent necessary in order to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of communication or electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

  What is householding?

        Shareholders who share the same address and last name may receive only one copy of the proxy materials unless we, in the case of shareholders of record, or such shareholder's broker, bank or nominee, in the case of shareholders whose shares are held in street name, has received contrary instructions. This practice, known as "householding," is designed to reduce printing and mailing costs. Shareholders desiring to discontinue householding and receive a separate copy of the proxy materials, may (1) if their shares are held in street name, notify their broker, bank or nominee or (2) if they are shareholders of record, direct a written request to: BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attn: Secretary.

  When are shareholder proposals due for the 2013 Annual Meeting?

        Our annual meeting of shareholders for the year ending September 30, 2012 is scheduled to be held in March 2013. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the 2013 meeting, the proposal, in writing and addressed to our secretary, must be received by us no later than October 3, 2012. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement in accordance with applicable regulations.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2013 annual meeting of shareholders, rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, permit us to exercise discretionary authority to the extent conferred by proxy if we:

  •
  receive notice of the proposal before December 17, 2012 and advise shareholders in the proxy statement for the 2013 annual meeting of shareholders of the nature of the proposal and how management intends to vote on such matter, or

  •
  do not receive notice of the proposal before December 17, 2012.

 GOVERNANCE OF OUR COMPANY

General

        We are governed by a board of trustees and by the committees of the board. Members of the board are kept informed about our business through discussions with our chairman, our president and chief executive officer and our other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. During fiscal 2011, the board held five meetings and each trustee attended at least 75% of the aggregate number of board and applicable committee meetings. We typically schedule a board meeting in conjunction with our annual meeting and encourage our trustees to attend the annual meeting of shareholders. Seven of the ten individuals serving as trustees attended our 2011 annual meeting of shareholders; three trustees were delayed due to transportation issues and all our trustees attended the annual board of trustees meeting that immediately followed the annual shareholders meeting.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all trustees, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.brtrealty.com and may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During fiscal 2011, there were no waivers of the provisions of the code of business conduct and ethics with respect to any of our trustees, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Risk Oversight

        Management is responsible for the day-to-day management of risks we face. Our board of trustees has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. Our audit committee oversees risk policies and processes related to our financial statements, financial reporting processes and liquidity risks, our nominating and corporate governance committee oversees corporate governance risks and our compensation committee oversees risks relating to remuneration of our officers and employees. The compensation committee does not believe that the compensation programs which are in place give rise to any risk that is reasonably likely to have a material adverse effect on us.

        At each quarterly meeting of the audit committee, a portion of the meeting is devoted to reviewing material credit risks, our loan portfolio, status of foreclosure and similar proceedings, status of the properties in our real estate portfolio and other matters which might have a material adverse impact on current or future operations, and, as required, the audit committee reviews risks arising from related party transactions. In addition, at each meeting of the audit committee, our chief financial officer, as well as the independent accounting firm reviewing or auditing, as the case may be, our financial statements, reports to the committee with respect to compliance by us with our internal control policies in order to ascertain that no failures of a material nature have occurred. This process assists the audit committee in overseeing the risks related to our financial statements and the financial reporting process.

        At each meeting of the board of trustees, the trustees review and discuss significant risk issues reviewed by the audit committee.

 Leadership Structure

        Our company is led by Fredric H. Gould, chairman of our board, and Jeffery A. Gould, president and chief executive officer. The board of trustees believes that: (i) separating the role of chairman and chief executive officer is the most appropriate structure at this time because it makes the best use of the abilities of Fredric H. Gould and Jeffery A. Gould; and (ii) its risk oversight activities does not have any effect on the board's leadership structure. The nominating and corporate governance committee has considered the appointment of a lead director but determined that such appointment, in light of, among other things, the appointment of the special committee described below, would not improve the governance of our company.

Committees of the Board of Trustees

        Our board of trustees has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. In addition, the board has appointed a special committee—its term expires in 2014. The board has adopted a charter for each standing committee, as well as corporate governance guidelines that address the make-up and functioning of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at www.brtrealty.com. Copies of these charters and the corporate governance guidelines may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary.

Audit Committee

        Our board of trustees has adopted an audit committee charter delineating the composition and responsibilities of the audit committee. The audit committee charter requires that the audit committee be comprised of at least three members, all of whom are independent trustees and at least one of whom is an "audit committee financial expert." Our board of trustees has determined that all of the members of our audit committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, and that Louis C. Grassi, chairman of the audit committee, qualifies as the "audit committee financial expert."

        The audit committee, which is comprised of Louis C. Grassi (Chairman), Gary Hurand and Elie Weiss, all of whom are independent, met five times during fiscal 2011. Among other things, the audit committee is responsible for assisting the board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm's qualification and independence, and (iv) the performance of our internal audit function and of our independent registered public accounting firm, and for the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The board has determined that each member of the audit committee satisfies the financial literacy requirements of the New York Stock Exchange.

Compensation Committee

        The compensation committee, which is comprised of Jeffrey Rubin (Chairman), Alan H. Ginsburg and Jonathan H. Simon, all of whom are independent, met one time during fiscal 2011. The compensation committee reviews and makes recommendations and/or determinations with respect to the salaries, bonuses and stock awards of our trustees, executive officers and employees.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee, which is comprised of Gary Hurand (chairman), Louis C. Grassi and Elie Weiss, all of whom are independent, met one time in fiscal 2011. The principal responsibilities of this committee include proposing to the board of trustees a slate of nominees for election to the board of trustees at the annual meeting of shareholders, making a recommendation to the board of trustees with respect to the independence of each trustee, identifying and recommending candidates to fill vacancies on the board of trustees or committees thereof between annual meetings of shareholders, proposing a slate of officers to the trustees for election at the annual meeting of the board and monitoring corporate governance matters, including overseeing our corporate governance guidelines.

        The board believes that it should be comprised of trustees with complementary backgrounds, and that trustees should, at a minimum, have expertise that may be useful to us. Our nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of trustee nominations or the selection of nominees. It considers the personal and professional attributes and the business experience of each trustee candidate to promote diversity of expertise and experience among our trustees. Additionally, trustees should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

        When considering candidates for trustee, the nominating and corporate governance committee will take into account a number of factors, including the following:

  •
  Independence from management;

  •
  Whether the candidate has relevant business experience;

  •
  Judgment, skill, integrity and reputation;

  •
  Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership;

  •
  Executive compensation background, to enable the committee to determine whether the candidate would be suitable for compensation committee membership; and

  •
  The size and composition of the existing board.

        The nominating and corporate governance committee will consider candidates for trustee suggested by shareholders, applying the criteria for candidates described above, considering the additional information referred to below and evaluating such nominees in the same manner as other candidates. Shareholders wishing to suggest a candidate for trustee should write to our Secretary and include:

  •
  A statement that the writer is a shareholder and is proposing a candidate for consideration by the committee;

  •
  The name of and contact information for the candidate;

  •
  A statement of the candidate's business and educational experience;

  •
  Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

  •
  A statement detailing any relationship between the candidate and any of our competitors;

  •
  Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

  •
  A statement that the candidate is willing to be considered and willing to serve as a trustee if nominated and elected.

        Before nominating a sitting trustee for re-election at an annual meeting of shareholders, the nominating and corporate governance committee will consider:

  •
  The trustee's performance on the board; and

  •
  Whether the trustee's re-election would be consistent with our corporate governance guidelines.

        When seeking candidates for trustee, the nominating and corporate governance committee may solicit suggestions from management, incumbent trustees or others. The committee or its chairman will interview a candidate if it is believed the candidate might be suitable to be a trustee. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

        The committee generally intends to recommend that the board nominate incumbent trustees whom the committee believes will continue to make important contributions to us, inasmuch as the committee believes that the continuing service of qualified incumbents promotes stability and continuity, giving us the benefit of the familiarity and insight into our affairs that its trustees have accumulated during their tenure, while contributing to the board's ability to work as a collective body.

Special Committee

        The Special Committee, which is comprised of Elie Weiss (Chairman), Louis Grassi and Jeffrey Rubin, all of whom are independent, met seven times in fiscal 2011. This committee was established in March 2011 to, among other things, review, analyze and make recommendations with respect to our management structure and the advisory agreement pursuant to which we make payments to our advisor, REIT Management Corp., which is wholly-owned by Fredric H. Gould, our Chairman of the Board.

Independence of Trustees

        In determining whether our trustees are independent, we apply the New York Stock Exchange's corporate governance listing standards. Such standards provide:

  •
  No trustee qualifies as "independent" unless the board affirmatively determines that the trustee has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

  •
  A trustee who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such relationship;

  •
  A trustee who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in any twelve-month period;

  •
  A trustee who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a trustee who is a current employee of our internal or external auditor, a trustee who has an immediate family member who is a current employee of our internal or external auditor and who personally participates in our audit, or a trustee who was, or whose immediate family member was, within the last three years, a partner or employee of our internal or external auditor and personally worked on our audit within that time, cannot be considered independent;

  •
  A trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executive officers serve on that company's compensation committee is not "independent" until three years after the end of such service or employment relationship; and

  •
  A trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

        The board has affirmatively determined that each of Kenneth F. Bernstein, Alan H. Ginsburg, Louis C. Grassi, Gary Hurand, Jeffrey Rubin, Jonathan H. Simon and Elie Weiss, constituting more than two-thirds of our trustees, is "independent" for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and all of the members of our committees are independent for the purposes of Section 303A. The board based these determinations primarily on a review of the responses of our trustees to questions regarding employment and compensation history, affiliations and family and other relationships, discussions with trustees and relevant facts and circumstances provided to management of any relationships bearing on the independence of a trustee.

        In determining the independence of each of the foregoing trustees, the board considered that Gary Hurand holds approximately a 40% beneficial interest in a family entity which owns a preferred limited partnership interest in Gould Investors L.P. (an affiliate of our company—see "Certain Relationships and Related Transactions"). The preferred limited partnership interest owned by the Hurand family entity had, as of December 31, 2011, a deemed value of $14,678,000 (the redemption price of the interest) and very limited voting rights, and no member of the Hurand family, including Mr. Hurand, has any management involvement in Gould Investors L.P. In fiscal 2011, Gould Investors paid distributions of approximately $1.17 million on the interests owned by the Hurand family entity. Pursuant to the governing documents, in January 2012, Gould Investors exercised its right to repurchase and the Hurand family entity exercised its right to require Gould Investors to repurchase, $2,935,600 or 20% of such preferred limited partnership interests. The board concluded that the foregoing did not disqualify Mr. Hurand from being independent.

Compensation Committee Interlocks and Insider Participation

        The members of the compensation committee are Jeffrey Rubin (Chairman), Alan H. Ginsburg and Jonathan H. Simon. None of the members of the compensation committee has ever been an officer or employee of our company or any of our subsidiaries or has had any relationship with the Trust that would require disclosure under Item 404 of Regulation S-K (Certain Relationships and Related Party Transactions).

Compensation of Trustees

        Non-management members of our board of trustees are paid an annual retainer of $20,000. In addition, each member of the audit committee is paid an annual retainer of $5,000, the chairman of the audit committee is paid an additional annual retainer of $10,000, each member of the compensation committee is paid an annual retainer of $4,000, the chairman of the compensation committee is paid an additional annual retainer of $8,000, each member of the nominating and corporate governance committee is paid an annual retainer of $3,000 and the chairman of the nominating and corporate governance committee is paid an additional annual retainer of $4,000. Each member of the special committee is paid $1,000 for each meeting of such committee in which such member participates. Each non-management member of our board of trustees is also paid $1,200 for each board meeting and $1,000 for each committee meeting attended in person and $750 for each board meeting and committee meeting attended by telephone conference. The board, effective as of January 1, 2012, approved the payment of an annual fee of $200,000 to the chairman of our board. In each of fiscal 2011 and 2012, each non-management member of our board of trustees was awarded 3,100 restricted common shares under the BRT Realty Trust 2009 Incentive Plan. The restricted shares have a five year vesting period during which period the registered owner is entitled to vote and receive distributions on such shares. Non-management trustees who reside outside of the local area in which our executive office is located also receive reimbursement for travel expenses incurred in attending board and committee meetings.

        The following table sets forth the cash and non-cash compensation of trustees for fiscal 2011:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Kenneth F. Bernstein*	25,750	22,351	48,101
Alan H. Ginsburg*	27,750	22,351	50,101
Fredric H. Gould	—	70,298	70,298	(6)
Matthew J. Gould	—	70,298	70,298	(6)
Louis C. Grassi*	54,500	22,351	76,851
Gary Hurand*	41,500	22,351	63,851
Jeffrey Rubin*	44,750	22,351	67,101
Jonathan H. Simon*	30,250	22,351	52,601
Elie Weiss*	49,750	22,351	72,101

*
Independent trustee

(1)
This table does not reflect: (a) the compensation received by Jeffrey A. Gould, our president, chief executive officer and a trustee, or (b) compensation paid to Fredric H. Gould and Matthew J. Gould by REIT Management Corp., our advisor and Majestic Property Management Corp., each of which is wholly-owned by Fredric H. Gould. See "Executive Compensation—Summary Compensation Table" and "Certain Relationships and Related Transactions" for information regarding Jeffrey A. Gould's compensation and "Certain Relationships and Related Transactions" for information regarding payments to Fredric H. Gould and Matthew J. Gould.

(2)
Includes all fees earned or paid in cash for services as a trustee during fiscal 2011, including annual retainer and meeting fees and committee and committee chairmanship annual retainer and meeting fees.

(3)
Represents the aggregate grant date fair value for fiscal 2011 computed in accordance with ASC Topic 718.

        The table below shows the aggregate number of unvested restricted shares awarded to and held by the named trustees and the value thereof as of September 30, 2011:

Name	Unvested Restricted Shares	Market Value of Unvested Restricted Stock ($)
Kenneth F. Bernstein(1)	11,850	73,707
Alan H. Ginsburg(1)	11,850	73,707
Fredric H. Gould(2)	32,550	202,461
Matthew J. Gould(2)	32,550	202,461
Louis C. Grassi(1)	11,850	73,707
Gary Hurand(1)	11,850	73,707
Jeffrey Rubin(1)	11,850	73,707
Jonathan H. Simon(1)	11,850	73,707
Elie Weiss(3)	10,600	65,932

(1)
On January 31, 2007, we awarded 1,250 restricted shares, with a grant date fair value of $35,688. On January 31, 2008, we awarded 1,500 restricted shares, with a grant date fair value of $23,535. On February 2, 2009, we awarded 3,000 restricted shares, with a grant date fair value of $12,150. On January 29, 2010, we awarded 3,000 restricted shares with a grant date fair value of $13,320. On January 15, 2011, we awarded 3,100 restricted shares with a grant date fair value of $25,130. Each share of restricted stock vests five years after the date of grant.

(2)
On January 31, 2007, we awarded 2,800 restricted shares, with a grant date fair value of $79,940. On January 31, 2008, we awarded 4,000 restricted shares, with a grant date fair value of $62,760. On February 2, 2009, we awarded 8,000 restricted shares, with a grant date fair value of $32,400. On January 29, 2010, we awarded 8,000 restricted shares, with a grant date fair value of $35,520. On January 15, 2011, we awarded 9,750 restricted shares with a grant date fair value of $70,298. Each share of restricted stock vests five years after the date of grant.

(3)
On January 31, 2008, we awarded 1,500 restricted shares, with a grant date fair value of $23,535. On February 2, 2009, we awarded 3,000 restricted shares, with a grant date fair value of $12,150. On January 29, 2010, we awarded 3,000 restricted shares, with a grant date fair value of $13,320. On January 15, 2011, we awarded 3,100 restricted shares with a grant date fair value of $25,130. Each share of restricted stock vests five years after the date of grant.

Non-Management Trustee Executive Sessions

        In accordance with New York Stock Exchange listing standards, our non-management trustees meet regularly in executive sessions without management. "Non-management" trustees are all those trustees who are not employees or officers of our company and include trustees, if any, who are not employees or officers but who were not determined to be "independent" by our board of trustees. The person who presides over executive sessions of non-management trustees is one of the committee chairmen. To the extent practicable, the presiding trustee at the executive sessions is rotated among the chairmen of the board's committees. See "Governance of our Company—Leadership Structure" for information about the decision not to appoint a "lead trustee."

 Communications with Trustees

        Shareholders and interested persons who want to communicate with our board or any individual trustee can write to:

    BRT Realty Trust
    60 Cutter Mill Road, Suite 303
    Great Neck, NY 11021
    Attention: Secretary

        Your letter should indicate that you are a shareholder of BRT Realty Trust. Depending on the subject matter, the Secretary will:

  •
  Forward the communication to the trustee or trustees to whom it is addressed;

  •
  Attempt to handle the inquiry directly; for example where it is a request for information about our company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each board meeting, the Secretary will present a summary of communications received, if any, since the last meeting that were not forwarded and make those communications available to the trustees on request.

        In the event that a shareholder, employee or other interested person would like to communicate with our non-management trustees confidentially, they may do so by sending a letter to "Non-Management Trustees" at the address set forth above. Please note that the envelope should contain a clear notation that it is confidential.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
SHAREHOLDERS, TRUSTEES AND MANAGEMENT

        The following table sets forth information concerning our common shares owned as of January 23, 2012 by (i) each person beneficially owning five percent or more of our common shares, (ii) each trustee, (ii) each executive officer named in the Summary Compensation Table, and (iii) all trustees and executive officers as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class
Kenneth F. Bernstein(2)	19,998	*
Alan H. Ginsburg(2)	17,530	*
Fredric H. Gould(2)(3)	3,515,578	25.0%
Jeffrey A. Gould(2)(4)	425,207	3.0%
Matthew J. Gould(2)(5)	3,208,675	22.8%
Mitchell Gould	91,854	*
Louis C. Grassi(2)	22,093	*
Gary Hurand(2)(6)	360,296	2.6%
David W. Kalish(7)	438,135	3.1%
Mark H. Lundy(8)	118,044	*
Jeffrey Rubin(2)	19,998	*
Jonathan H. Simon(2)	17,530	*
Elie Weiss(2)(9)	34,871	*
George Zweier	34,990	*
Gould Investors L.P(10)	2,777,264	19.7%
All trustees and executive officers as a group (18 persons)	5,641,175	40.1%

*
Less than 1%

(1)
Shares are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the shares. The percentage of beneficial ownership is based on 14,076,712 shares outstanding on January 23, 2012.

(2)
A trustee.

(3)
Includes (i) 271,440 shares owned by the pension and profit sharing trusts of BRT Realty Trust and REIT Management Corp. of which Fredric H. Gould is a trustee, as to which shares he has shared voting and investment power, (ii) 23,469 shares owned by a charitable foundation, of which he is a director, as to which shares he has shared voting and investment power, (iii) 33,259 shares owned by a trust for the benefit of his grandchildren of which he is a trustee (as to which shares he disclaims beneficial interest), (iv) 25,260 shares owned by a partnership in which an entity wholly owned by him is the managing general partner, and (v) 2,468 shares held by him as custodian for his grandson (as to which shares he disclaims beneficial interest). Also includes 37,081 shares owned by One Liberty Properties, Inc., of which he is chairman of the board and 2,777,264 shares owned by Gould Investors L.P., of which an entity wholly owned by him is the managing general partner and another entity wholly owned by him is the other general partner. Does not include 7,512 shares owned by his spouse, as to which shares she has sole voting and investment power and as to which he disclaims beneficial ownership.

(4)
Includes 28,497 shares owned by Jeffrey A. Gould as custodian for his children (as to which shares he disclaims beneficial ownership), 23,469 shares owned by a charitable foundation of which he is a director, as to which shares he has shared voting and investment power and 33,259 shares owned by a trust for the benefit of his children and other relatives of which he is a trustee, and 37,081 shares owned by One Liberty Properties, Inc. of which he is a director and an executive officer.

(5)
Includes 20,479 shares owned by Matthew J. Gould as custodian for his children (as to which shares he disclaims beneficial ownership), 23,469 shares owned by a charitable foundation of which he is a director, as to which shares he has shared voting and investment power, 33,259 shares owned by a trust for the benefit of his children and other relatives, of which he is a trustee (as to which he disclaims beneficial ownership), 37,081 shares owned by One Liberty Properties, Inc., of which he is a director and an executive officer and 2,777,264 shares owned by Gould Investors L.P. Mr. Gould is president of the managing general partner of Gould Investors L.P. Does not include 48,745 shares owned by his spouse nor 1,140 shares owned by his children, as to each of which he disclaims beneficial ownership.

(6)
Includes 96,872 shares held directly by Mr. Hurand, of which 57,293 shares are pledged; 101,945 shares owned by limited liability companies in which Mr. Hurand is a member, of which 97,953 shares are pledged; and 161,479 shares owned by a corporation in which Mr. Hurand is an officer and shareholder, of which 121,377 shares are pledged. Mr. Hurand shares voting and investment power with respect to the shares owned by the limited liability companies and the corporation.

(7)
Includes 312,636 shares owned by the pension and profit sharing trusts of BRT Realty Trust, REIT Management Corp. and Gould Investors L.P., as to which Mr. Kalish has shared voting and investment power. Does not include 4,870 shares owned by his spouse, as to which shares she has sole voting and investment power and as to which he disclaims beneficial ownership.

(8)
Includes 69,268 shares held in a margin account. Does not include 1,221 shares owned by his spouse, as custodian for their children, as to which shares she has sole voting and investment power and for which he disclaims beneficial ownership.

(9)
Excludes 271 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(10)
Such person's address is: 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021.

ELECTION OF TRUSTEES
(Proposal 1)

        The board of trustees is divided into three classes, each of which is elected for a staggered term of three years. Our Third Amended and Restated Declaration of Trust provides for the number of trustees to be between five and fifteen, the exact number to be determined by our board of trustees. The board has fixed the number of trustees at ten. The board may, following the meeting, increase or decrease the size of the board and fill any resulting vacancy or vacancies.

        At the annual meeting of shareholders, three Class I Trustees (Alan H. Ginsburg, Jeffrey A. Gould and Jonathan H. Simon) are standing for election to our board of trustees. Each nominee has been recommended to our board of trustees by the nominating and corporate governance committee for election at the annual meeting and each nominee has been nominated by our board of trustees to stand for election at the annual meeting, to hold office until our 2015 annual meeting and until his successor is elected and qualified. Class II Trustees will be considered for election at our 2013 annual meeting and Class III Trustees will be considered for election at our 2014 annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

        We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the board of trustees. Each nominee, if elected, will serve until the annual meeting of shareholders to be held in 2015. Each other trustee whose current term will continue after the date of our 2012 annual meeting will serve until the annual meeting of shareholders to be held in 2013 with respect to the Class II Trustees, and 2014 with respect to the Class III Trustees.

        The following table sets forth certain information regarding each nominee for election to the board of trustees:

Nominees for Election As Class I Trustees Whose Term Expires in 2015

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Alan H. Ginsburg 73 years	Trustee since December 2006; Chief Executive Officer since 1987 of The CED Companies, a private company which develops, builds and manages multi-family apartment communities. His more than 20 years experience as chief executive officer of a real estate developer/manager provides our board with a long-term perspective on the real estate and real estate lending industry.
Jeffrey A. Gould 46 years

Trustee since 1997; President and Chief Executive Officer since January 2002, President and Chief Operating Officer from March 1996 to December 2001; Senior Vice President and director since December 1999 of One Liberty Properties, Inc.; Senior Vice President of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since 1996. He is the son of Fredric H. Gould and the brother of Matthew J. Gould. Mr. Jeffrey A. Gould's experience in a broad range of real estate activities, including mortgage lending, real estate evaluation, management and sale of real estate, and his nine years as our President and Chief Executive Officer enables him to provide key insights on strategic, operational and financial matters related to our business.

Jonathan H. Simon 46 years

Trustee since December 2006; President and Chief Executive Officer since 1994 of The Simon Development Group, a private company which has developed, owns and manages a diverse portfolio of residential, retail and commercial real estate, primarily in New York City. His background in the real estate industry and in particular, his experience in real estate development, affords him an understanding of the challenges faced by real estate entrepreneurs which is helpful to us as a real property lender.

Vote Required for Approval of Proposal 1

        The affirmative vote of a majority of the outstanding common shares is required for the election of each nominee for trustee. Abstentions and broker non-votes have the effect of a vote against the nominee(s).

        THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF ALAN H. GINSBURG, JEFFREY A. GOULD AND JONATHAN H. SIMON AS CLASS I TRUSTEES. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION OF SUCH PERSONS AS TRUSTEES.

        The following tables set forth information regarding trustees whose terms will continue after the date of the annual meeting:

Class II Trustees Whose Term Will Expire in 2013

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Matthew J. Gould 52 years	Trustee since June 2004, a senior vice president since 1993, and a trustee from March 2001 to March 2004; President of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since March 1996; vice president of REIT Management Corp., advisor to the Trust, since 1986; director and senior vice president of One Liberty Properties, Inc. since 1999 and President of One Liberty Properties from 1989 to 1999. He is the son of Fredric H. Gould and brother of Jeffrey A. Gould. His experience in real estate matters, including the acquisition and sale of real property, mortgage financing and real estate management, makes him a valuable asset to our board in its deliberations.
Louis C. Grassi 56 years

Trustee since June 2003; Managing partner of Grassi & Co. CPAs, P.C. since 1980; Director of Flushing Financial Corp. since 1998. Mr. Grassi has been involved for more than 25 years in accounting and auditing issues. His knowledge of financial and accounting matters and his experience as a director and member of the audit committee of a publicly traded financial institution provides him with the accounting and governance background and skill needed as the chairman and financial expert of our audit committee and as a member of our compensation committee.

Jeffrey Rubin 44 years

Trustee since March 2004; since March 2009, President and CEO of The JR Group, which provides consulting services to the electronic payment processing industry; President and director of Newtek Business Services, Inc., a provider of business services and financial products to small and medium sized businesses, from February 1999 to March 2009. Mr. Rubin's experience as the president and a director of a public company and his experience in business and financial matters are valuable to our company in his activities as the chairman of our compensation committee and in his activities as a trustee.

Class III Trustees Whose Term Will Expire in 2014

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Kenneth F. Bernstein 50 years	Trustee since June 2004; President and Chief Executive Officer of Acadia Realty Trust, a real estate investment trust focused primarily on the ownership, acquisition, redevelopment and management of retail properties, since January 2001. His experience as president and chief executive officer of a New York Stock Exchange listed REIT for approximately nine years, his leadership positions with various real estate industry associations and his background as a practicing attorney make him a valuable member of our board.

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Fredric H. Gould 76 years

Trustee since 1983; Chairman of our Board since 1984; Chairman of the Board of Directors since 1989, Chief Executive Officer from July 2005 to December 2007, and President from July 2005 to December 2006, of One Liberty Properties, Inc.; Chairman of the Board of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since December 1997 and sole member of Gould General LLC, a general partner of Gould Investors L.P.; President of REIT Management Corp., advisor to the Trust, since 1986; Director of East Group Properties, Inc. since 1998. He is the father of Matthew J. Gould and Jeffrey A. Gould. Mr. Gould has been involved in the real estate business for approximately 50 years, as an investor, owner, manager, and as the chief executive officer of publicly traded real estate entities and real estate investment trusts. He has also served as a director of four real estate investment trusts, and as a director and a member of the loan committee of two savings and loan associations. His knowledge and experience in business, finance, tax, accounting and legal matters and his knowledge of our company's business and history makes him an important member of our board of trustees.

Gary Hurand 65 years

Trustee since 1990; President of Dawn Donut Systems, Inc. since 1971; President of Management Diversified, Inc., a real property management and development company, since 1987; Director of Citizens Republic Bancorp Inc. and predecessor since 1990. He is the father-in-law of Elie Weiss. Mr. Hurand brings valuable business and leadership skills to the board in light of his 20 years of service as a trustee of our Company, his extensive experience in commercial real estate and in business operations and as a director and member of the audit committee of a publicly traded financial institution.

Elie Weiss 39 years

Trustee since December 2007; engaged in real estate development since September 1997; Executive Vice President of Robert Stark Enterprises, Inc., a company engaged in the development and management of retail, office and multi-family residential properties from September 1997 to September 2007. Mr. Weiss is a principal in two restaurant development and operating groups, Paladar Latin Kitchen and Rum Bar and Province with restaurants in Ohio, Maryland, Illinois and Arizona. He is also actively engaged in managing his personal real estate investments. He is the son-in-law of Gary Hurand. His entrepreneurial and extensive real estate experience makes him a valuable member of our board.

BRT REALTY TRUST 2012 INCENTIVE PLAN
(PROPOSAL 2)

General

        The board of directors has approved, subject to shareholder approval, the adoption of the BRT Realty Trust 2012 Incentive Plan (the "2012 Plan" or the "Plan").

        The board believes that granting equity based compensation is an important component of our compensation structure. The purpose of the Plan is to motivate, retain and attract employees, officers and trustees of experience and ability and to further the financial success of our company by aligning the interests of participants in the Plan, through the ownership of common shares, with the interests of our shareholders.

        An aggregate of 628,355 shares of restricted stock issued pursuant to all of our equity incentive plans were outstanding on January 23, 2012. Since all these restricted shares have a five year cliff-vesting requirement, the outstanding restricted shares vest in approximately equal annual amounts through 2017. There are 133,790 shares available to be awarded pursuant to our 2009 Incentive Plan, as amended (the "2009 Plan") and we propose the adoption of the 2012 Plan pursuant to which up to 600,000 shares may be awarded. If shareholders adopt the 2012 Plan, no further awards will be made under the 2009 Plan. As of January 23, 2012, there were 14,077,173 shares outstanding. Generally, the awards granted each year have represented less than 1% of our outstanding shares at the time of grant.

        It is anticipated that awards will be granted under the Plan to: eleven full-time and part-time executive officers; seven non-management trustees; and approximately 41 full-time and part-time non-executive officers and employees.

        The following summary of major features of the Plan is qualified in its entirety by reference to the actual text of the Plan, set forth as Annex A.

Shares Subject to the Plan

        The total number of shares available for grant under the Plan will not exceed 600,000 shares. The Plan authorizes the discretionary grant of (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, (ii) non-qualified stock options, (iii) restricted stock, (iv) restricted stock units and (v) performance-based awards. The shares available for issuance under the Plan will be authorized but unissued common shares. Shares related to awards that are forfeited, cancelled, terminated or expire unexercised will be available for grant under the Plan. Neither shares tendered by a participant to pay the exercise price of an award, nor any shares withheld by us for taxes will be available for future grants under the Plan. In the event of a stock dividend or stock split affecting our shares, the number of shares issuable and issued under the Plan and the number of shares covered by and the exercise price and other terms of outstanding awards will be adjusted to reflect such event to prevent dilution or diminution of awards.

Administration of the Plan

        The Plan will be administered by our compensation committee which, to the extent deemed necessary by the board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16(b) under the Securities Exchange Act of 1934, and/or the requirements for an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee has authority to administer and construe the Plan in accordance with its provisions. The compensation committee's authority also includes the power to (a) determine persons eligible for awards, (b) prescribe the terms and conditions of awards granted under the Plan, (c) adopt rules for the administration, interpretation and application of the Plan which are consistent with the Plan and (d) establish, interpret, amend or revoke any such rules.

Options

        Stock options entitle the holder to purchase a specified number of shares at a specified exercise price subject to the terms and conditions of the option grant. The purchase price per share for each incentive stock option is determined by the compensation committee, but must be at least 100% of the fair market value per share on the date of grant. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of shares with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-qualified option. Options granted under the Plan may be exercisable for a term up to ten years. If a participant owns more than 10% of the total voting power of all classes of our shares at the time the participant is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share on the date of grant and the term of the option cannot exceed five years.

        Non-qualified options may not be granted at an exercise price per share that is less than 100% of the fair market value per share on the date of the grant. The maximum aggregate number of shares underlying options that may be granted in one calendar year to an individual participant is 60,000.

        The closing price for our shares on the New York Stock Exchange on January 23, 2012 was $6.50 per share.

Restricted Stock and Restricted Stock Units

        Restricted stock are shares that may not be sold, transferred, gifted, bequeathed, pledged, assigned or otherwise disposed of until the end of a specified restriction period. Restricted stock units or RSU's represent the right, upon satisfaction of specified conditions, to receive shares and are subject to the same restrictions on transferability applicable to restricted stock. RSU's and shares of restricted stock will be issued at the beginning of the restriction period and the compensation committee shall set restrictions and other conditions applicable to the vesting of such award, including restrictions based on the achievement of specific performance goals, time based restrictions or any other basis determined by the compensation committee.

        Recipients of restricted stock have the right to vote such shares and to receive and retain cash dividends and other distributions, if any, paid thereon, even if such restricted stock is forfeited in the future. Recipients of RSU's are not entitled to vote or receive dividends with respect to the underlying shares until such shares have been issued. Recipients of such awards will not be entitled to delivery of the stock certificate representing the shares until all the restrictions have been fulfilled.

        Generally, it is anticipated that any restricted stock or RSU that does not vest on the vesting date, or on a date prior to the vesting date if it is determined that it cannot vest (for example due to the termination of employment prior to achievement of a time based restriction), will be forfeited to us and the recipient will not thereafter have any rights (including rights to dividends and distributions) with respect to these securities.

        No more than 60,000 shares of each of restricted stock and RSU's will be awarded to any participant in any calendar year. We will not repurchase outstanding restricted stock or RSU's in exchange for cash. Except as otherwise provided in an award agreement, in the event of the death, disability or retirement (as defined in the Plan) the restriction period shall not automatically terminate. The compensation committee may grant restricted stock or RSU's and set restrictions based upon performance goals so that such grant would qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code.

Performance Based Awards

        In view of our relatively small market capitalization in comparison to our peers, and our small number of executive officers, it has been our judgment that fair and equitable compensation of our executive officers and the alignment of the interests of our executive officers with the interests of our shareholders could be accomplished by our compensation committee, with input from our chairman and senior management, analyzing our performance and the performance of each executive officer, and by awarding restricted stock to our executive officers in reasonable amounts. In view of the pay for performance emphasis of many of our peers and institutional investors, the Plan authorizes the compensation committee to grant performance based awards. Our compensation committee has commenced the process for establishing performance goals for the grant of performance based awards to senior executives, including our president and chief executive officer. It is currently anticipated that performance based goals will be established in 2012 for performance based awards to be granted in 2012. Performance based awards will be made by the issuance of restricted stock units or other Awards, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that our compensation committee establishes. The minimum period with respect to which performance goals are measured is one year, but the compensation committee generally intends to establish a performance cycle of not less than three years. The maximum number of shares with respect to which a participant may be granted performance based awards in any calendar year is 60,000 shares.

        The terms and conditions of a performance based award will provide for the vesting of the award to be contingent upon the achievement of one or more specified performance goals that the compensation committee establishes. For this purpose, "performance goals" means for a performance cycle, the specific goals that the compensation committee establishes that may be based on one or more of the following performance criteria:

  •
  pre-tax income,

  •
  after-tax income,

  •
  net income (meaning net income as reflected in our financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

  •
  operating income (including net operating income),

  •
  cash flow,

  •
  earnings per share,

  •
  return on equity,

  •
  return on invested capital or assets,

  •
  funds available for distribution, on aggregate, diluted or per share basis,

  •
  appreciation in the fair market value of our shares,

  •
  return on investment,

  •
  total shareholder return on an absolute or peer comparable basis,

  •
  net earnings growth or growth in funds from operations ("FFO") as FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc.,

  •
  stock appreciation (meaning an increase in the price or value of the shares after the date of grant of an award and during the applicable period),

  •
  related return ratios,

  •
  increase in revenues,

  •
  published ranking against a peer group of real estate investment trusts based on total shareholder return,

  •
  net earnings,

  •
  changes (or the absence of changes) in the per share or aggregate market price of the Shares,

  •
  asset growth,

  •
  earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, and

  •
  total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in our financial reports for the applicable period).

        The performance goals need not be the same with respect to all participants and may be established for the Trust as a whole, on a per share basis or may be based on our performance compared to the performance of businesses specified by the compensation committee or compared to any prior period.

Amendment and Termination of the 2012 Incentive Plan

        No awards may be made under the 2012 Incentive Plan on or after the tenth anniversary of the plan's effective date. Our board of directors may amend, suspend or terminate the Plan at any time for any reason. However, no amendment shall permit the repricing, replacing or regranting of an option in connection with the cancellation of the Option or by amending an Award Agreement to lower the exercise price of an option or the cancellation of any award in exchange for cash without shareholder approval. In addition, before the plan can be amended, modified or terminated, where such amendment, modification or termination would adversely affect a participant who has already been granted an award, such participant's consent must be obtained.

Change in Control

        Any awards granted under the Plan that are outstanding and not then exercisable or subject to restrictions at the time of a change in control (as defined in the Plan) shall become immediately exercisable and all restrictions shall be removed effective as of such change in control. The Plan defines a change in control as follows:

          (a)   the acquisition in one or more transactions by any person (as defined in Section 13(d) of the Securities Exchange Act of 1934) of the beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares or the combined voting power of the then outstanding securities entitled to vote in the election of directors (provided that this provision is not applicable to acquisitions made individually, or as a group, by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould and their respective spouses, lineal descendants and affiliates);

          (b)   individuals who, at the date of the award, constitute our board of trustees cease for any reason to constitute at least a majority of the board, provided an individual becoming a trustee subsequent to the date of an award whose election or nomination for election was approved by a vote of at least a majority of the trustees then comprising the board shall be considered as though such individuals were a member of the board, but excluding any individual whose initial assumption of office occurs as a result either of an actual or threatened election contest or other actual or threatened solicitation of proxies or consent by and behalf of a person other than the board;

          (c)   the closing of a sale or other conveyance of all or substantially all of our assets;

          (d)   the effective time of any merger or other business combination involving us if immediately after such transactions persons who hold a majority of outstanding voting securities entitled to vote are not persons who immediately prior to such transaction held our voting stock.

Federal Income Tax Consequences

        The federal tax rules applicable to awards under the Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides.

        Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by us. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We are entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Generally, taxes are not due when a restricted stock (unless the participant makes election under section 83(b) of the Code) or RSU award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (it becomes vested or transferable), in the case of restricted stock, or when shares are issuable in connection with vesting, in the case of an RSU. Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

        Section 409A of the tax code affects taxation of awards to employees but does not affect our ability to deduct deferred compensation. Section 409A applies to RSUs, performance units, and performance shares. Such grants are taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the regulations, a negative impact should not attach to the grants.

        Section 409A of the tax code does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date.

        As described above, awards granted under the Plan may qualify as performance-based compensation under Section 162(m) of the tax code. To qualify, stock options and other awards must be granted under the Plan by a committee consisting solely of two or more outside directors (as defined under Section 162 regulations) and satisfy the Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than stock options to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Plan, as established and certified by a committee consisting solely of two or more outside directors.

New Plan Benefits Table

        We have not determined the type, amount or recipients of awards under the 2012 plan. Accordingly, we provide the following table which reflects the awards granted in fiscal 2011 pursuant to the 2009 Incentive Plan to the persons and groups indicated. All of such awards were in the form of restricted stock that vest on a "cliff-vesting" basis five years after grant.

Name and Position	Number of Shares(1)	Dollar Value ($)(2)
Jeffrey A. Gould	9,750	70,298
President and Chief Executive Officer
George Zweier	4,200	30,282
Vice President and Chief Financial Officer
Mitchell Gould	9,750	70,298
Executive Vice President
David W. Kalish	9,750	70,298
Senior Vice President
Mark H. Lundy	9,750	70,298
Senior Vice President
Executive group (11 persons)	88,400	637,364
Non-executive director group (7 persons)	21,700	156,457
Non-executive officer and employee group (41 persons)	28,050	202,241

(1)
Represents shares of restricted stock that generally vest five years after the date of grant.

(2)
The value has been computed based upon $7.21 per share, the closing price for our shares of common stock on the New York Stock Exchange on January 15, 2011, the date of grant.

        The affirmative vote of a majority of the votes cast at the meeting is required to adopt the Plan, provided that a majority of the shares entitled to vote actually vote on this proposal. Abstentions and broker non-votes have the effect of a vote against this proposal.

        THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE BRT REALTY TRUST 2012 INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

General

        The audit committee and the board of trustees is seeking ratification of the appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending September 30, 2012. Representatives of BDO, our auditors for fiscal 2011, are expected to be present at the annual meeting and will have the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions.

        We are not required to have our shareholders ratify the selection of BDO as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If our shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain BDO, but may, after reconsidering, still decide to retain such independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests.

        THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

 Change in Auditors

        On December 14, 2010, the audit committee of our board of trustees dismissed Ernst & Young LLP as our independent registered public accounting firm.

        Ernst & Young's reports on our consolidated financial statements for the fiscal years ended September 30, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2010 and 2009 and through December 14, 2010, (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference thereto in its reports on our consolidated financial statements for such periods and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

        On December 28, 2010, the audit committee of our board of trustees engaged BDO as our independent registered public accountants, as of and for the fiscal year ending September 30, 2011 and the interim periods prior to such year-end.

        During fiscal 2010 and 2009 years and through December 28, 2010, we did not consult with BDO regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did BDO provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. Further, during fiscal 2010 and 2009 and through December 28, 2010, we did not consult with BDO on any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit and Other Fees

        The following table presents, except as otherwise indicated, the fees for the services indicated billed by BDO for fiscal 2011 and Ernst & Young for fiscal 2010:

	Fiscal 2011	Fiscal 2010
Audit fees(1)	$315,000	$425,000
Audit related fees(2)	—	—
Tax fees(3)	—	15,130
All other fees(4)	—	—

Total fees	$315,000	$440,130

(1)
Audit fees include fees for the audit of our annual consolidated financial statements, the annual audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and review of the financial statements included in our quarterly reports on Form 10-Q. The amount reflected in fiscal 2011 excludes $19,500 paid to Ernst & Young for the review of the financial statements for fiscal 2010 and 2009 included in our Annual Report on Form 10-K for fiscal 2011.

(2)
Audit related fees include fees related to the preparation of Registration Statements on Form S-8 and Form S-3.

(3)
Tax fees consist of fees for tax advice, tax compliance and tax planning.

(4)
Excludes $30,000 paid to Ernst & Young for services rendered in fiscal 2011 in connection with the transition to BDO as our auditors.

Approval Policy for Audit and Non-Audit Services

        The audit committee annually reviews and approves the retention of our independent registered public accounting firm for each fiscal year and the audit of our financial statements for such fiscal year, including the fee associated with the audit. In addition, the audit committee approves the provision of tax related and other non-audit services. Any fees for the audit and any fees for non-audit services in excess of those approved by the audit committee must receive the prior approval of the audit committee.

        Proposals for any non-audit services to be performed by our independent registered public accounting firm must be approved by the audit committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

        For fiscal 2011, the audit committee pre-approved all of the audit, tax and non-audit services rendered by our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

        The board of trustees has determined that each member of the audit committee is "independent," as required by Section 10A(m)(3) of the Exchange Act and the rules and regulations promulgated thereunder and by the listing standards of the New York Stock Exchange.

        The audit committee is appointed by the board of trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm, the Trust's internal controls and the performance of the accounting firm performing the internal audit function on behalf of the Trust. It is the responsibility of executive management to prepare the Trust's financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the independent registered public accounting firm to perform an independent audit of the Trust's financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

        In this context, the audit committee met on five occasions in fiscal 2011 and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that the fiscal 2011 year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The audit committee also reviewed and discussed the Trust's internal control procedures with management, the independent registered public accounting firm and the accounting firm performing the internal audit function on behalf of the Trust. In addition, the audit committee reviewed the activities of management's disclosure controls and procedures committee and confirmed prior to approving each quarterly filing and the annual filing with the Securities and Exchange Commission that the requisite officers of the Trust were in accord with the certifications required under the Sarbanes-Oxley Act of 2002 and would execute and deliver such certifications. In fiscal 2011, the audit committee reviewed the unaudited quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q with the Securities and Exchange Commission and each earnings press release prior to issuance. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

        In addition, the audit committee discussed with the independent registered public accounting firm the auditor's independence, and received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526 (Communications with Audit Committee Concerning Independence). Further, the audit committee reviewed and approved the auditors' fees for both performing audit and non-audit services. The committee also considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the auditor's independence and concluded that it was compatible with maintaining its independence.

        The audit committee was provided with a report by the independent registered public accounting firm that included a description of material issues raised by its most recent "peer review" and any inquiry or investigation by governmental or professional authorities within the past few years respecting one or more independent audits carried out by the independent registered public accounting firm.

        The audit committee meets with the independent registered public accounting firm and the accounting firm performing the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the Trust's financial reporting. In fiscal 2011, the audit committee reviewed and discussed with the independent registered public accounting firm, the accounting firm performing the Trust's internal audit function and management, the Trust's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal controls over financial reporting.

        Based on the reviews and discussions referred to above, the audit committee recommended that the Trust's audited consolidated financial statements for the year ended September 30, 2011 be included in the Trust's Annual Report on Form 10-K for the year ended September 30, 2011 for filing with the Securities and Exchange Commission.

Louis C. Grassi (Chairman) Gary Hurand Elie Weiss

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Highlights

        The following are highlights of our compensation practices; we encourage you to read the more detailed information set forth herein:

  •
  all of our named executive officers (as defined herein) are employees at will—none of these officers have employment agreements with us;

  •
  there are no severance or similar arrangements for our named executive officers, other than the accelerated vesting of restricted share awards upon the occurrence of specified events as described herein;

  •
  there are no excise tax gross ups or similar arrangements for our executive officers;

  •
  the restricted shares awarded to our named executive officers generally vest five years after the grant date on a "cliff-vesting" basis—the shares do not vest incrementally on a quarterly or annual basis;

  •
  the compensation we pay our named executive officers is generally related (though not formulaically tied to) to our financial performance and to a subjective evaluation of the individual performance of a named executive officer;

  •
  an amendment to our advisory agreement became effective January 1, 2012, pursuant to which a floor and ceiling was established on the fees paid to our advisor and the advisor will no longer receive any portion of origination fees for loans we originate; and

  •
  though we do not have a formal policy requiring a minimum level of ownership of our shares by our executive officers and trustees, these insiders beneficially own in the aggregate approximately 5.64 million shares or 40.1% of our outstanding shares and during the past eight fiscal years, only an aggregate of 7,800 shares have been sold by two insiders.

General

        This compensation discussion and analysis describes our compensation objectives and policies as applied to our chief executive officer, chief financial officer and our three other most highly compensated officers (collectively, the "named executive officers") in fiscal 2011. This discussion and analysis focuses on the information contained in the compensation tables that follow this discussion and analysis. We also describe compensation actions taken historically to the extent it enhances an understanding of our executive compensation disclosure. Generally, our compensation committee oversees our compensation program, recommends the compensation of executive officers employed by us on a full-time basis to our board of trustees for its approval, and our audit committee reviews the appropriateness of the allocation to us under a shared services agreement of the compensation of executive officers who perform services for us on a part time basis. Another element of our compensation program is the fee paid by us to our advisor, REIT Management Corp., pursuant to the advisory agreement, and the related payment by our advisor of compensation to certain of our executive officers.

        Historically, we have used the following compensation structure with respect to the compensation paid by us to our executive officers:

  •
  executive officers who devote all, or substantially all, their business time to our affairs are compensated directly by us. The named executive officers who fit into this category are Jeffrey A. Gould, our president and chief executive officer, Mitchell Gould, our executive vice president and George Zweier, our vice president and chief financial officer. These named executive officers are primarily involved in activities related to our basic lending business, including loan originations, loan underwriting, due diligence activities, loan portfolio management, loan workout and enforcement, and financial reporting;

  •
  executive officers who devote their time to us on a part-time basis, whose basic annual compensation (base salary, bonus, if any, and perquisites) is allocated to us under a shared services agreement based upon the estimated time each devotes to us and to the other entities which are parties to the shared services agreement. These executive officers perform services to us related primarily to legal, accounting and tax matters, corporate governance, Securities and Exchange Commission and New York Stock Exchange reporting and other regulatory matters, and consult with our executives and employees in areas involving loan originations, loan workouts, litigation (including foreclosure actions) and capital raising. David W. Kalish and Mark H. Lundy, senior vice presidents, who also serve as our senior vice president, finance and general counsel, respectively, are the only named executive officers who fit into this category;

  •
  executive officers who devote their time to us on a part-time basis, who receive compensation from our advisor, but do not receive basic annual compensation from us and whose basic annual compensation is not allocated to us under the shared services agreement. We pay a fee to our advisor for the services it performs for us pursuant to the advisory agreement. None of our named executive officers fit into this category in fiscal 2011. Jeffrey A. Gould, David W. Kalish and Mark H. Lundy, named executive officers, receive compensation from our advisor. The services which the advisor performs for us include, among other services, arranging and negotiating credit lines and mortgage financing for us and our joint ventures, interfacing with our lenders, participating in our loan analysis and approvals (which includes its executives serving on our loan committee), providing investment advice, workout and litigation strategy (including foreclosure actions and borrower bankruptcies), long-term planning and consulting with our executives and employees in many other aspects of our business, as required. Of the named executive officers who receive compensation from the advisor, Jeffrey A. Gould is the only one who receives direct compensation from us. The basic annual compensation of David W. Kalish and Mark H. Lundy, both of whom receive compensation from our advisor, is allocated to us under the shared services agreement.

Say-on-Pay

        In reviewing our compensation philosophy and practices and in approving base salaries for calendar 2012 and bonuses paid for services rendered in fiscal 2011, the compensation committee was aware of the results of our March 2011 "say-on-pay" vote in which approximately 96% of the shares voted on such proposal voted to approve our executive compensation practices, and viewed such results as generally supportive of our compensation philosophy, practices and determinations.

Objectives of our Executive Compensation Program

        The objective of our compensation program with respect to executive officers who devote their full-time to our affairs is to ensure that the total compensation paid to such officers is fair, competitive and aligns such officers interests with those of our shareholders The compensation committee believes that relying on this principle will permit us to retain and motivate our executive officers. With respect to senior executive officers whose compensation is allocated to us under the shared services agreement, it is our objective that each of these executive officers receives compensation which is reasonable for the services they perform on our behalf. In addition, the compensation committee must be satisfied that those executives who devote their time to us on a part-time basis provide us with sufficient time and attention to fully meet our needs and to fully perform their duties on our behalf. The compensation committee believes that our part-time executive officers are not distracted by their activities on behalf of affiliated entities and performance of activities on behalf of affiliated entities does not adversely affect their ability to perform their duties on our behalf.

        Our compensation committee believes that utilizing part-time executive officers pursuant to the shared services agreement and the advisory agreement enables us to benefit from access to, and the services of, a group of senior executives with experience and knowledge in real estate lending, real estate management, finance, banking, legal, accounting and tax matters that an organization our size could not otherwise afford.

Compensation Setting Process

  Full-time Executive Officers

        To establish compensation for our executive officers for fiscal 2011, the compensation committee reviewed the annual compensation survey prepared for the National Association of Real Estate Investment Trusts (NAREIT) to understand the base salary, bonus, long-term incentives and total compensation paid by other REITs to their executive officers to assist us in providing a fair and competitive compensation package to our full-time executive officers. Although there are many companies engaged in real estate lending, there are few companies which engage in the short-term, bridge lending business in which we engage or have a market capitalization comparable to ours. As a result, the NAREIT compensation survey, although helpful, does not provide information which is directly applicable to us. Accordingly, and since we have only nine full-time employees, we determine compensation for our full-time employees, including our executive officers, on a case-by-case basis and our compensation decisions are subjective. We have not to date used specific performance targets though it is anticipated that performance goals will be established in connection with the grant of performance based awards to our senior executives. See "BRT Realty Trust 2012 Incentive Plan (Proposal 2)—Performance Based Awards."

        For our full-time executive officers, other than the president and chief executive officer, the recommendations of our president and chief executive officer plays a significant role in the compensation-setting process, since the president and chief executive officer is aware of each executive officer's duties and responsibilities and is most qualified to assess the level of each officer's performance in carrying out his duties and responsibilities. The president and chief executive officer, prior to making recommendations to the compensation committee concerning each executive officer's compensation, consults with the chairman of our board of trustees and other senior executive officers. During this process, they consider our overall performance for the preceding three fiscal years (and in particular, the preceding fiscal year), including, without limitation, our revenues and results from operations, management of the loan portfolio and real estate owned and in recessionary periods, as were experienced in recent years, dealing with resolution of non-performing loans and the acquisition and disposition of properties acquired in foreclosure and workouts. Since executive officers have different responsibilities, no performance criteria is given more weight than any other. In considering base compensation, the president and chief executive officer, chairman of the board and other senior executive officers assesses an individual's performance, which assessment is highly subjective. After this process, the president and chief executive officer proposes to the compensation committee with respect to each full-time executive officer, a base salary for the next year, a cash bonus applicable to the preceding fiscal year (which is paid in the following fiscal year), and the number of shares of restricted stock to be awarded to each individual executive officer. At its annual compensation committee meeting, the compensation committee reviews these recommendations. The compensation committee has discretion to accept, reject or modify the recommendations. The final decision by the compensation committee on compensation matters related to executive officers, other than with respect to the president and chief executive officer, is reported to the board of trustees, which, except as may be otherwise appropriate under applicable law, can approve or modify the action of the committee.

        With respect to our president and chief executive officer, after the compensation committee has reviewed the NAREIT compensation survey for any helpful information, and our overall performance for the preceding fiscal year, the chairman of the committee meets with the president and chief executive officer to discuss and review his total compensation, including the compensation he receives from our advisor and from the other parties to the shared services agreement. The compensation committee then determines annual base compensation, and bonus, if any, for the president and chief executive officer and reports its determinations to the board of trustees. The number of shares of restricted stock to be awarded to the president and chief executive officer is considered and determined by the committee annually, at the same time the committee considers and approves all restricted stock awards to be made for that year.

  "Part-Time" Executive Officers

        Our chairman of the board is a principal executive and/or sole owner of each entity which participates with us in the shared services agreement. In such capacity, our chairman, in consultation with our president and chief executive officer and others, determines the annual base compensation of our part-time executive officers to be paid in the aggregate by one or more of the entities which are parties to the shared services agreement. The annual base compensation, bonus, if any, pension contribution, and perquisites of certain of our part-time executive officers is allocated to us and other parties to the shared services agreement, pursuant to the shared services agreement. Our audit committee reviews the allocations made under the shared services agreement to determine that the allocations have been made in accordance with the terms of the shared services agreement.

        The compensation committee is apprised of the compensation paid to our advisor. Since the compensation we pay the advisor is pursuant to an agreement approved by our board of trustees, the compensation committee does not approve such compensation. In addition, our compensation committee is apprised of the compensation paid by our advisor and other affiliates to each of our part-time executive officers.

Components of Executive Compensation

        The principal elements of our compensation program for executive officers in 2011 were:

  •
  base salary;

  •
  commissions, which is only provided to full-time executive officers and employees primarily involved in loan origination activities;

  •
  annual cash incentive, which is available only to full-time executive officers and is provided in the form of a cash bonus;

  •
  long-term equity based compensation in the form of restricted stock; and

  •
  special benefits and perquisites.

        In determining 2011 compensation, the compensation committee did not have a specific allocation goal between cash and equity-based compensation.

  Base Salary

          Full-Time Executive Officers

        Base salary is the basic, least variable form of compensation for the job an executive officer performs and provides each full-time executive officer with a guaranteed annual income. Base salaries of executive officers compensated by us directly are generally targeted to be competitive with the salaries paid to executives performing substantially similar functions at other REITs with a market capitalization similar to ours. Any increase in base salary is determined on a case by case basis, is not based upon a structured formula and is based upon, among other considerations (i) our performance in the preceding fiscal year (e.g., revenues, net income or loss, cash distributions, if any, paid to shareholders and share price performance), (ii) such executive's current base salary, (iii) amounts paid by peer group companies for executive's performing substantially similar functions, (iv) years of service, (v) current job responsibilities, (vi) the individual's performance, and (vii) the recommendation of the president and chief executive officer and other senior executive officers.

          Part-Time Executive Officers

        In setting the annual base salary for these officers, the chairman of the board considers primarily the executive's responsibilities to all parties to the shared services agreement, the executive's performance, years of service, current annual base salary and the performance of the companies which participate in the shared services agreement. The annual base salary is allocated to the entities which are parties to the shared services agreement, including us, based on the estimated time devoted to each of the entities.

  Commissions

        We provide the opportunity for full-time executive officers involved primarily in loan origination activities to earn a commission on each loan we originate. The commission is provided to motivate our loan origination group. The commission, which is currently an aggregate of 12-basis points of the loans originated, is divided among our full-time executive officers and employees engaged primarily in loan origination activities. Fifty percent of the commission is paid at the time the loan is originated and the balance is paid at loan payoff. Mitchell Gould is our only named executive officer who engages primarily in loan origination activities.

  Bonus

        We provide the opportunity for our full-time executive officers and other full-time employees to earn an annual cash bonus. We provide this opportunity both to reward our officers and employees for past performance and to motivate and retain talented people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. Annual cash bonuses for our executive officers (including the three named executive officers who devote substantially all of their business time to our affairs) are determined on a case-by-case basis and are determined subjectively. In determining annual cash bonuses, consideration is given to both an executive's performance and to our overall performance in the applicable fiscal year. Once our compensation committee has approved the annual bonus to be paid to each executive officer, the compensation committee presents its recommendations to the board of trustees for their approval. Based on our present structure and the small number of full-time executive officers, our compensation committee has not established formulas or performance goals to determine cash bonuses for our executive officers.

  Long-term Equity Awards

        We provide the opportunity for our executive officers to receive long-term equity incentive awards. Our long-term equity incentive compensation program is designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our executive officers with our shareholders' and retain our executive officers. The compensation committee reviews annually management's recommendations for long-term equity awards for all our officers, trustees and employees and makes recommendations to our board of trustees for the grant of equity awards. In determining the long-term equity compensation component, the compensation committee considers the factors it considers relevant, including our performance and individual performance. Existing ownership levels are not a factor in award determinations.

        We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options or restricted stock. For approximately the past eight years, we have awarded only restricted stock. The compensation committee believes restricted stock awards are more effective in achieving our compensation objectives, as restricted stock has a greater retention value. In addition, because fewer shares are normally awarded, it is potentially less dilutive. Executive officers realize value upon the vesting of the restricted stock, with the value potentially increasing if our stock performance increases.

        All the outstanding restricted stock awards provide for a five-year "cliff" vesting. The compensation committee believes that restricted stock awards with five-year "cliff" vesting provide a strong retention incentive for executives, and aligns the interests of our executive officers with our shareholders. We view our capital stock as a valuable asset that should be awarded judiciously. For that reason, it has been our policy that the aggregate restricted stock awards granted each year to our executive officers, employees, trustees and consultants should not exceed approximately 1% of our issued and outstanding common shares. See BRT Realty Trust 2012 Incentive Plan (Proposal 2)—Performance Based Awards" for information about the performance based awards we may grant.

        We do not have a formal policy on timing equity compensation grants in connection with the release of material non-public information. Generally, equity awards are granted in January of each year. In January 2012, we awarded 136,650 shares of restricted stock (including an aggregate of 21,700 shares awarded to non-management trustees and an aggregate of 41,000 shares to our named executive officers). The aggregate restricted stock authorized for awards by us on such date represents approximately 0.98% of our issued and outstanding shares.

  Executive Benefits and Perquisites

        We provide our executive officers and our employees with a competitive benefits and perquisites program. We review our executive benefits and perquisites program periodically to ensure it remains reasonable and supportable to our shareholders. For 2011, the executive benefits and perquisites we provided to executive officers accounted for a small percentage of the compensation provided by, or allocated to, us for our executive officers. The executive benefits and perquisites we provided to certain of our full-time executive officers, in addition to the benefits and perquisites we provided to all our full-time employees, consisted of automobile allowances (including payments for automobile maintenance and repairs), the payment of certain educational expenses and the payment of premiums for additional disability insurance and/or long-term care insurance. The cost of the executive benefits and perquisites provided to our part-time executive officers, which benefits are similar to those provided to our full-time executive officers, was allocated among us and other entities pursuant to the shared services agreement.

  Employment and Severance Agreements; Post-Employment Benefits; Change of Control

        None of our officers or employees has employment or severance agreements with us. They are "at will" employees who serve at the pleasure of our board of trustees and management, respectively.

        We do not provide for any post-employment benefits to our officers or employees other than the accelerated vesting of our restricted stock awards. Generally, in the event of death, disability (i.e., the inability to engage in gainful activity due to a life threatening or long lasting mental or physical impairment) or a change of control, such person's shares of restricted stock vest fully. Subject to the specific terms and conditions of the applicable plan and award agreement, a change of control is generally deemed to occur if (i) any person, with specified exceptions, becomes the "beneficial owner" of securities representing 20% or more of the combined voting power of our then outstanding securities, (ii) the completion of a business combination or sale of all or substantially all of our assets or (iii) there is a change in the composition of a majority of our board of trustees, other than changes approved by incumbent trustees.

        We provide for accelerated vesting upon a change in control (on a single trigger basis) because, depending on the structure of the transaction, continuing such awards may unnecessarily complicate a potentially beneficial transaction. Among other things, it may not be possible to replace these awards with comparable awards of the acquiring company's stock and it would not be fair to our executives to lose the benefit of these awards. In addition, the acceleration of vesting aligns the interests of executives in a potential change in control transaction with those of our shareholders, by motivating them to work towards the completion of the transaction.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain compensation in excess of $1 million earned by each of the chief executive officer and the four other most highly compensated officers of publicly held companies. In 2011, all compensation paid to our full-time executives is deductible by us. The compensation committee generally intends to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable but has not adopted a formal policy that requires all such compensation to be fully deductible.

Analysis

  Base Salary and Bonus

          Full-Time Executive Officers

        In accordance with the compensation setting process described above, base salary and cash bonuses for 2011 were approved as follows for the named executive officers compensated directly by us:

	2011 Base Salary ($)		2010 Base Salary($)		2011 Bonus ($)(1)	2010 Bonus ($)(2)	Percentage Increase of Salary and Bonus Combined
Jeffrey A. Gould	458,416		437,835		30,000	17,000	7.4
President and Chief Executive Officer
Mitchell Gould	339,353	(3)	258,046	(3)	27,500	13,000	35.3
Executive Vice President
George Zweier	201,585		192,545		16,500	14,000	5.6
Vice President and Chief Financial Officer

(1)
Represents the bonus applicable to 2011 which was paid in 2012.

(2)
Represents the bonus applicable to 2010 which was paid in 2011.

(3)
Includes commissions of $69,818 in 2011 and $11,612 in 2010 earned on loan originations.

        In setting Jeffrey A. Gould's base salary for fiscal 2011, the compensation committee took into account our improving financial performance in fiscal 2010 and that such base salary was only approximately 5% more than his base salary for fiscal 2007. For his 2011 bonus, the compensation committee considered both his resolution of the problems which we encountered as a result of the credit and real estate crisis and his activities in returning us to profitability. The increase in Mitchell Gould's base salary is primarily attributable to the 501% increase in commissions from fiscal 2010, which in turn increased due to significantly greater loan origination activity in fiscal 2011. His 2011 bonus was based both on his performance and our return to profitability. George Zweier's base salary and bonus for fiscal 2011 were increased in recognition of his individual performance and our improved financial performance.

        The base salary and bonus of Jeffrey A. Gould, our president and chief executive officer, in 2011 is 33% more than the compensation of Mitchell Gould, our executive vice president, and 124% more than the compensation of George Zweier, our chief financial officer. We have not adopted a policy with regard to the relationship of compensation among named executive officers or other employees. The compensation committee was aware of the differential in compensation among these executive officers and concluded that the differential was appropriate because, among other things, both Mitchell Gould and George Zweier have responsibilities primarily related to a specific activity, whereas Jeffrey A. Gould's responsibilities cover all our business activities including, among other things, loan originations and underwriting, negotiating joint venture agreements, loan enforcement, property sales, capital raising and investor relations.

          Part-Time Executive Officers

        Mark H. Lundy serves as our senior vice president and general counsel. He is responsible for legal matters relating to loan origination and lending documentation, foreclosure activities, bankruptcy claims and issues, credit line documentation and other agreements entered into by us. In addition, he reviews our filings under the Securities Exchange Act of 1934, as amended, and our public disclosures. David W. Kalish serves as our senior vice president, finance. He has overall responsibility for implementation and enforcement of our internal controls, performs oversight and guidance in connection with our annual audit and our quarterly reports, performs oversight and guidance related to tax matters, is involved in banking relationships, chairs our disclosure controls and procedures committee and participates in the preparation and review of our disclosures under the Securities Exchange Act of 1934, as amended, and press releases. The compensation committee determined that based on the value of such person's services on our behalf, the compensation of Messrs. Lundy and Kalish, which is allocated to us, was reasonable.

  Long-term Equity Awards

        We believe that our long-term equity compensation program, using restricted stock awards with five-year cliff vesting provides motivation for our executives and employees and is a beneficial retention tool. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock. Our policy remains to limit dilution and compensation costs. In January 2012 and 2011 we issued 136,650 and 138,150 restricted share awards, respectively, representing approximately 0.98% and 0.99% of our outstanding shares, respectively. In the past five years, we have awarded an average of 117,966 shares each year, representing an average of 0.91% per annum of our outstanding shares.

        Our compensation committee has commenced the process for establishing performance goals for the grant of performance based awards to senior executives, including our president and chief executive officer. We anticipate that performance based awards will be granted in 2012, at the discretion of our compensation committee. Vesting of performance based awards will be contingent on the attainment, prior to the end of a performance cycle, of the performance goal(s) that our compensation committee establishes. The minimum period with respect to which performance goals are to be measured is one year, but our compensation committee intends to establish a minimum performance cycle of ranging from three to seven years. The maximum number of shares with respect to which any participant may be granted performance based awards in any calendar year is 60,000 shares.

  Advisor Fees

        We and our advisor, REIT Management Corp., are parties to an amended and restated advisory agreement dated as of January 1, 2007 (the "Prior Advisory Agreement") pursuant to which our advisor performs the services described under "Executive Compensation—Compensation Discussion and Analysis—General" and for which we paid the advisor, through December 31, 2011, an annual fee of 0.6% of our invested assets and our borrowers paid our advisor a fee, upon funding a loan commitment, of 0.5% of the total commitment amount. Our advisor in turn compensated our executive officers. See "Certain Relationships and Related Transactions." Fredric H. Gould, chairman of our board, is the sole shareholder of our advisor. The Prior Advisory Agreement, which was to terminate on December 31, 2010, was extended from time-to-time until December 31, 2011.

        In fiscal 2011, our Special Committee, comprised solely of independent trustees, was formed to review our management structure and the Prior Advisory Agreement. This committee, which met eleven times in fiscal 2011, selected and retained independent counsel and The Delves Group, an independent compensation consultant that had not previously performed services on our or any of our affiliates behalf. The Delves Group reviewed and analyzed our management's analysis of three different management structures including the current structure. The Delves Group concluded that the assumptions and methodologies used by management in its analysis were sound and justified and that the fees paid pursuant to the Prior Advisory Agreement for fiscal 2007 through 2010 were within the range of competitive practices presented in its report.

        The Special Committee concluded that based upon the report of The Delves Group and such committee's analysis of our business and personnel, our management structure was preferable to other available structures, and that it would be in our shareholders' best interest to negotiate amendments to the Prior Advisory Agreement to, among other things, cap the fees payable to our advisor, decrease compensation payable for non-performing loans and allow, in the short-term, for a further review of the impact on us of changes to the Prior Advisory Agreement. In furtherance thereof, the Special Committee negotiated amendments, which became effective January 1, 2012 to the Prior Advisory Agreement (as so amended by such amendments, the "New Advisory Agreement"). Pursuant to the New Advisory Agreement, (i) the stated termination date of such agreement was extended until June 30, 2014, (ii) the minimum and maximum fees payable in a fiscal year to our advisor were set at $750,000 and $4 million, respectively, subject to adjustment for any fiscal year of less than twelve months, and (iii) we are to pay our advisor the following annual fees, which are to be paid on a quarterly basis:

  •
  1.0% of the average principal amount of earning loans;

  •
  0.35% of the average amount of the fair market value of non-earning loans;

  •
  0.45% of the average book value of all real estate properties, excluding depreciation ("BVRE");

  •
  0. 25% of the average amount of the fair market value of marketable securities;

  •
  0.15% of the average amount of cash and cash equivalents;

        The New Advisory Agreement reflect that in certain cases, we may own real estate assets or hold loans with another person or entity (a "co-venturer") pursuant to a joint venture, participation or other form of joint ownership arrangement. Accordingly, with respect to real estate assets held by us and a co-venturer, the New Advisory Agreement provides for the payment of the following fees:

  •
  for real estate assets that we manage: (0.45% × our percentage interest in the venture × BVRE) + (0.4% × investor's percentage interest in the venture × BVRE); and

  •
  for real estate assets we do not manage: (0.45% × our percentage interest in the venture × BVRE).

        With respect to loans held by us and a co-venturer, the New Advisory Agreement provides for the payment of the following fees:

  •
  for earning loans held by a venture we manage: (1.0% × our percentage interest in the venture × the average amount of the loan) + (0.4% × our co-venturer's percentage interest in the venture × the average amount of such loan);

  •
  for non-earning loans held by a venture we manage: (0.35 × the average amount of such loan × our percentage interest in the venture) + (0.35% × our co-venturer's percentage interest in the venture × the average amount of such loan);

  •
  for earning loans held by ventures we do not manage: (1.0 × our percentage interest in the venture × the average amount of such loans); and

  •
  for non-earning loans held by ventures we do not manage: (0.35% × our percentage interest in the venture × the average amount of such loans).

        Since the fee paid by us to the advisor under the advisory agreement is based on an agreement which was approved by our board of trustees, the compensation committee does not review the fee nor the determinations made by Fredric H. Gould as to the payment of compensation by the advisor to any of our senior executive officers.

        Three of our named executive officers (Jeffrey A. Gould, David W. Kalish and Mark H. Lundy) receive compensation from our advisor. The compensation committee is advised of such payments. The compensation committee has determined that if the compensation paid by us to our executive officers is reasonable, then the amounts paid to them by the advisor should not be considered as a factor in the determination of compensation relating to such executive's performance for us as long as these persons are satisfactorily performing their duties on our behalf. The compensation committee has determined that all persons who receive compensation from us and also from our advisor satisfactorily performed their duties on our behalf.

  Stock Ownership Policy

        We do not have any policy regarding ownership requirements for officers or trustees. In view of the fact that our executive officers and trustees beneficially own in the aggregate more than 40% of our common shares and that only two of such insiders sold an aggregate of 7,800 shares during the past eight fiscal years, we do not believe there is a need to adopt a policy regarding ownership of our shares by executive officers and trustees since their 40% ownership interest aligns their interest with the interests of our shareholders.

  Perquisites

        The perquisites we provide to our executive officers, which are in addition to the benefits we provide to all our employees, account for a small percentage of the compensation paid by us to or allocated to us for our executive officers. We believe that such perquisites are competitive and appropriate.

  Post-Employment Benefits Program

        The following table sets forth the value (based on the closing price of our stock on September 30, 2011 of $6.22 per share) and the number of shares subject to of restricted stock awards held by our named executive officers that would vest upon death, disability or a change in control as of September 30, 2011:

Name	Number of Shares of Unvested Restricted Stock Held as of September 30, 2011	Value of Outstanding Shares of Unvested Restricted Stock at September 30, 2011 ($)
Jeffrey A. Gould	32,550	202,461
George Zweier	16,100	100,142
Mitchell Gould	31,750	197,485
David W. Kalish	32,500	202,461
Mark H. Lundy	32,500	202,461

Summary Compensation Table

        The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to us during the fiscal years indicated for our named executive officers:

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(1)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
Jeffrey A. Gould	2011	458,416	30,000	70,298	326,430	(6)	885,144
President and Chief Executive Officer	2010	437,835	17,000	35,520	224,762		715,117
	2009	441,633	13,200	32,400	207,471		694,704
George Zweier,	2011	201,585	16,500	30,282	38,682	(7)	287,049
Vice President and Chief Financial	2010	192,545	14,000	18,648	39,909		265,102
Officer	2009	186,404	11,300	17,010	50,708		265,422
Mitchell Gould	2011	339,353	27,500	70,298	47,292	(8)	484,443
Executive Vice President	2010	258,046	13,000	35,520	46,574		353,140
	2009	236,886	12,000	32,400	66,578		347,864
David W. Kalish,	2011	153,303	—	70,298	170,479	(9)	394,080
Senior Vice President, Finance	2010	148,012	—	35,520	77,655		261,187
	2009	176,695	—	32,400	117,456		326,551
Mark H. Lundy,	2011	199,088	—	70,298	239,275	(10)	508,661
Senior Vice President	2010	163,141	—	35,520	107,701		306,362
	2009	180,810	—	32,400	148,915		362,125

(1)
The salary and bonus for each of Jeffrey A. Gould, George Zweier and Mitchell Gould was paid directly by us. The salary of Mitchell Gould includes commissions of $69,818, $11,612 and $5,655 in 2011, 2010 and 2009, respectively, based on loan originations. David W. Kalish and Mark H. Lundy do not receive salary or bonus directly from us. They receive an annual salary and bonus from Gould Investors L.P. and related companies and their respective salaries and bonuses, if any, are allocated to us pursuant to the shared services agreement. The salaries of David W. Kalish and Mark H. Lundy that are allocated to us are set forth in the above Summary Compensation Table. See "Certain Relationships and Related Transactions" for a discussion of additional compensation paid to Jeffrey A. Gould, David W. Kalish and Mark H. Lundy by entities owned by Fredric H. Gould, the chairman of our board.

(2)
The annual base salaries in calendar 2012 for each of Jeffrey A. Gould, George Zweier and Mitchell Gould are $475,000, $215,650 and $302,500, respectively.

(3)
The table sets forth the year in which the bonus was earned, not the year it was paid. The bonus for 2011, 2010 and 2009 reflects our performance and the performance of our named executive officers for such years and was paid in 2012, 2011 and 2010, respectively.

(4)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. Excludes 9,125 restricted shares awarded to each of the named executive officers (other than George Zweier who was awarded 4,500 shares) in January 2012.

(5)
We maintain a tax qualified defined contribution plan for all of our officers and employees, and entities which are parties with us to a shared services agreement (including Gould Investors L.P.) maintain substantially similar defined contribution plans for their officers and employees. We make an annual contribution to the plan for each officer and employee whose base salary is paid directly by us (and entities which are parties to the shared services agreement make annual contributions to its plan for each of its officers and employees) equal to 15% of such person's annual earnings, not to exceed $36,750 for any person in each of fiscal 2011, 2010 and 2009.

(6)
Includes $276,088 paid to him by REIT Management Corp., our contribution of $36,750 paid for his benefit to our defined contribution plan and perquisites totaling $13,592, of which $6,828 represents an automobile allowance, $4,337 represents a premium paid for additional disability insurance and $2,427 represents a premium paid for long-term care insurance.

(7)
Includes our contribution of $33,282 paid for his benefit to our defined contribution plan and a $5,400 automobile allowance.

(8)
Includes our contribution of $36,750 paid for his benefit to our defined contribution plan and a $10,542 automobile allowance.

(9)
Includes $154,525 paid to him by REIT Management Corp., our contribution of $12,006 paid for his benefit to the Gould Investors L.P. defined contribution plan, and perquisites of $3,948. The amounts reflected as contributions to the defined contribution plan and as perquisites are allocated to us pursuant to the shared services agreement.

(10)
Includes $204,775 paid to him by REIT Management Corp, contributions of $16,008 paid for his benefit to the Gould Investors L.P. defined contribution plan, and perquisites of $18,492, of which $1,102, $704, $9,877 and $6,809 represents amounts incurred by Gould Investors L.P. for additional disability insurance, long-term care insurance, an education benefit and an automobile allowance, respectively. The amounts reflected as contributions to the defined contribution plan and as perquisites are allocated to us pursuant to the shared services agreement.

Grant of Plan-Based Awards

        The following table discloses the grants of plan-based awards during fiscal 2011 to our named executive officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)
Jeffrey A. Gould	1/15/11	9,750	70,298
George Zweier	1/15/11	4,200	30,282
Mitchell Gould	1/15/11	9,750	70,298
David W. Kalish	1/15/11	9,750	70,298
Mark H. Lundy	1/15/11	9,750	70,298

(1)
Represents the grant in 2011 of restricted shares which generally vest in 2016.

 Outstanding Equity Awards at Fiscal Year-End

        The following table discloses the outstanding equity awards at September 30, 2011 for our named executive officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Jeffrey A. Gould	—		—	—		—	32,550	(1)	202,461
George Zweier	5,000	(4)	—	8.63	(4)	12/9/11	16,100	(2)	100,142
Mitchell Gould	—		—	—		—	31,750	(3)	197,485
David W. Kalish	—		—	—		—	32,550	(1)	202,461
Mark H. Lundy	—		—	—		—	32,550	(1)	202,461

(1)
On January 31, 2007, January 31, 2008, February 2, 2009, January 29, 2010 and January 15, 2011, we awarded 2,800, 4,000, 8,000, 8,000 and 9,750 restricted shares, respectively. Each share vests five years after the grant date.

(2)
On January 31, 2007, January 31, 2008, February 2, 2009, January 29, 2010 and January 15, 2011, we awarded 1,500, 2,000, 4,200, 4,200 and 4,200 restricted shares, respectively. Each share vests five years after the grant date.

(3)
On January 31, 2007, January 31, 2008, February 2, 2009, January 29, 2010 and January 15, 2011, we awarded 2,500, 3,500, 8,000, 8,000 and 9,750 restricted shares, respectively. Each share vests five years after the grant date.

(4)
As of October 30, 2009, the option exercise prices were reduced from $10.45 to $8.63. The reduction, made pursuant to the anti-dilution provisions of the applicable stock option plan, is due to the issuance of our common shares on October 30, 2009 in connection with our payment of a special dividend. These options expired unexercised.

Option Exercises and Stock Vested

        The following table discloses options exercised and stock vested during fiscal 2011 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Gould	—	—	2,800	19,488
George Zweier	—	—	1,000	6,960
Mitchell Gould	—	—	2,500	17,400
David W. Kalish	—	—	2,800	19,488
Mark H. Lundy	—	—	2,800	19,488

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Jeffrey Rubin (Chairman) Alan Ginsburg Jonathan H. Simon

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

        Fredric H. Gould, chairman of our board of trustees, is chairman of the board of directors of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange that is engaged in the ownership of a diversified portfolio of income-producing real properties that are net leased to tenants, generally under long-term leases. He is also chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P., a limited partnership that owns and operates a diversified portfolio of real estate and invests in other companies active in the real estate and finance industries, and the sole member of a limited liability company which is the other general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 19.7% of our outstanding common shares. In addition, Mr. Gould is an officer and sole shareholder of REIT Management Corp., our advisor.

        Jeffrey A. Gould, a trustee and our president and chief executive officer, is a senior vice president and a director of One Liberty Properties, Inc. and a vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould, a trustee and one of our senior vice presidents, is the Vice Chairman of the Board of Directors of One Liberty Properties, Inc., and president of the managing general partner of Gould Investors L.P. He is also an executive officer of REIT Management Corp. and of Majestic Property Management Corp. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of our company, are executive officers of One Liberty Properties, Inc. and of the corporate managing general partner of Gould Investors L.P. Messrs. Kalish and Lundy are also officers of Majestic Property Management Corp.

Related Party Transactions

        We and certain related entities, including Gould Investors L.P., One Liberty Properties, Inc., Majestic Property Management Corp. and REIT Management Corp., occupy common office space and share certain services and personnel in common. In fiscal 2011, we reimbursed Gould Investors L.P. $847,000 for common general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. The reimbursement amount includes $87,000 contributed to the annual rent of $473,000 paid by Gould Investors L.P., One Liberty Properties, Inc. and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located, and an aggregate of $542,305 allocated to us for services performed by certain executive officers who are engaged by us on a part-time basis, including the amounts allocated for the salary and benefits of David W. Kalish and Mark H. Lundy as set forth in the "Summary Compensation Table" and $122,556 allocated for the salary of Simeon Brinberg. The allocation of general and administrative expenses is computed in accordance with a shared services agreement, and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity to the shared services agreement. The services of secretarial personnel generally is allocated on the same basis as that of the executive to whom each secretary is assigned. The amount of general and administrative expenses allocated to us, represents approximately 25.7% of the total expenses allocated to all entities which are parties to the shared services agreement. We also lease under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,800 square feet of office space at an annual rental of $61,000, which is a competitive rent for comparable office space in the area in which the building is located.

        Pursuant to the Prior Advisory Agreement between us and REIT Management Corp., a company wholly-owned by Fredric H. Gould, we paid in fiscal 2011, fees to REIT Management of $916,000 and our borrowers paid fees to REIT Management of $750,000. See "Executive Compensation—Compensation Disclosure and Analysis-Advisor Fees." Fredric H. Gould and Matthew J. Gould are executive officers of REIT Management Corp. The total compensation they each received from REIT

Management Corp. in fiscal 2011 is $151,428 and $321,088, respectively. The compensation received in fiscal 2011 by Jeffrey A. Gould, David W. Kalish and Mark H. Lundy from REIT Management Corp. is set forth in the Summary Compensation Table and the notes thereto. Simeon Brinberg and Israel Rosenzweig, also executive officers of ours, received compensation from REIT Management in fiscal 2011 of $27,750 and $103,325, respectively.

        Majestic Property Management Corp., which is wholly-owned by Fredric H. Gould, provides real property management services and construction supervisory fees, real estate brokerage, mortgage brokerage and construction supervision services for affiliated entities, as well as companies that are non-affiliated entities. In fiscal 2011, we paid Majestic Property Management Corp. fees totaling $64,085, representing, in the aggregate, less than 1.2% of the fiscal 2011 revenues of Majestic Property Management Corp. In addition, in fiscal 2011, two unconsolidated joint ventures, in which we owned a 50% joint venture interest, paid Majestic Property Management Corp. for management services and brokerage commissions, a total $18,768, representing less than 0.5% of the fiscal 2011 revenues of Majestic Property Management Corp. Fredric H. Gould did not receive compensation from Majestic Property Management Corp. in fiscal 2011, and the following executive officers received compensation from Majestic Property Management Corp. in fiscal 2011 as follows: Simeon Brinberg, $12,000; Jeffrey A. Gould, $111,000; Matthew J. Gould, $111,000; David W. Kalish, $54,000; Mark H. Lundy, $70,000; and Israel Rosenzweig, $34,000. None of this compensation is included in the Summary Compensation Table. The real property management services provided by Majestic Property Management Corp. to us and our joint ventures include, among other things, rent billing and collection, leasing (including compliance with regulatory statutes and rules; i.e., New York City rent control and rent stabilization rules) and construction supervision of property improvements, maintenance and repairs related to foreclosed properties.

        The fees paid by us to REIT Management Corp. and Majestic Property Management Corp. and the expenses reimbursed to Gould Investors L.P. under the shared services agreement were reviewed by our audit committee. The fees paid to REIT Management Corp. were paid pursuant to the advisory agreement. The expenses reimbursed to Gould Investors L.P. are reimbursed pursuant to the shared services agreement. The fees to Majestic Property Management Corp. are based on fees which would have been charged by unaffiliated persons for comparable services. Simeon Brinberg, Fredric H. Gould, Jeffrey A. Gould, Matthew J. Gould, David W. Kalish, Mark H. Lundy and Israel Rosenzweig also receive compensation from other entities wholly-owned by Fredric H. Gould and parties to the shared services agreement, none of which provided services to us or received compensation from us in fiscal 2011.

Policies and Procedures

        Our code of business conduct and ethics provides in the "Conflicts of Interest" section that our board of trustees is aware of certain transactions between us and affiliated entities, including the sharing of services pursuant to the terms of a shared services agreement and the provision of services by affiliated entities to us. The provision states that the board has determined that the services provided by affiliated entities to us are beneficial and that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by the audit committee which is satisfied that the fees, charges and other payments made to the affiliated entities are at no greater cost or expense to us then would be incurred if we were to obtain substantially the same services from unrelated and unaffiliated entities. The term "affiliated entities" is defined in the code of business conduct and ethics as all parties to the shared services agreement and other entities in which our officers and trustees have an interest.

        Our audit committee is advised of related party transactions which occurred in the prior quarter at each quarterly meeting, reviews the facts of the transactions and, except to the extent such transaction is effectuated pursuant to an agreement previously approved by such committee, either approves/ratifies or disapproves the transactions. If a transaction relates to a member of our audit committee, such member does not participate in the audit committee's deliberations. Our audit committee discusses related party transactions with our board of trustees on at least an annual basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, trustees and persons who beneficially own more than 10% of our common shares to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of these reports filed with the SEC, we believe that none of our trustees, executive officers and greater than 10% beneficial owners have failed to file on a timely basis reports required by Section 16(a) during fiscal 2011.

OTHER MATTERS

        As of the date of this proxy statement, we do not know of any matter other than those stated in this proxy statement which are to be presented at the annual meeting of shareholders. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the common shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Trustees
Simeon Brinberg, Secretary

Annex A

BRT REALTY TRUST
2012 INCENTIVE PLAN

SECTION 1
EFFECTIVE DATE AND PURPOSE

        1.1    Effective Date.    This Plan shall become effective upon approval by the holders of a majority of the outstanding Shares at a duly authorized meeting of the Trust's shareholders.

        1.2    Purpose of the Plan.    The Plan is designed to motivate, retain and attract employees, officers and Trustees of experience and ability and to further the financial success of the Trust by aligning the interests of Participants through the ownership of Shares with the interests of the Trust's shareholders.

SECTION 2
DEFINITIONS

        The following terms shall have the following meanings (whether used in the singular or plural) unless a different meaning is plainly required by the context:

        "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or a regulation thereunder shall include any regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units and Performance Share Awards.

        "Award Agreement" means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement (including an electronic communication) issued by the Trust to a Participant describing the terms and provisions of such Award.

        "Board" or "Board of Trustees" means the Board of Trustees of the Trust.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

        "Committee" means the Compensation Committee of the Board or the committee of the Board appointed to administer the Plan.

        "Disability" or "Disabled" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

        "Fair Market Value" means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on the OTCBB or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.

        "Grant Date" means, with respect to an Award, the effective date that such Award is granted to a Participant.

        "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        "Nonqualified Stock Option" means an Option to purchase Shares which is not an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        "Participant" means an officer, employee, director or consultant of the Trust who has been granted an Award under the Plan.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Unit, Option or Performance Share Award granted to a Participant that qualifies as "performance based compensation" under Section 162(m) of the Code.

        "Performance Criteria" shall mean any, a combination of, or all of the following: (i) pre-tax income, (ii) after-tax income, (iii) net income (meaning net income as reflected in the Trust's financial reports for the applicable period, on an aggregate, diluted and/or per share basis), (iv) operating income (including net operating income), (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) funds available for distribution, on aggregate, diluted or per share basis, (x) appreciation in the fair market value of the Shares, (xi) return on investment, (xii) total shareholder return on an absolute or peer comparable basis, (xiii) net earnings growth or growth in funds from operations ("FFO") as FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), (xiv) stock appreciation (meaning an increase in the price or value of the Shares after the date of grant of an award and during the applicable period), (xv) related return ratios, (xvi) increase in revenues, (xvii) the Trust's published ranking against its peer group of real estate investment trusts based on total shareholder return (xviii) net earnings, (vix) changes (or the absence of changes) in the per share or aggregate market price of the Shares, (xx) asset growth, (xxi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Trust's financial reports for the applicable period, and (xxii) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Trust's financial reports for the applicable period). Performance Criteria need not be the same with respect to all Participants and may be established separately for the Trust as a whole, or on a per share basis, and may be based on performance compared to performance by businesses specified by the Committee, or compared to any prior period. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.

        "Performance Cycle" means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participants right to and the payment of a Restricted Stock Award, Restricted Stock Unit, Option or Performance Share Award. Each such period shall not be less then twelve months.

        "Performance Goals" means for a Performance Cycle, the specific goals established by the Committee for a Performance Cycle based upon the Performance Criteria.

        "Period of Restriction" means the period during which an Award granted hereunder is subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.

        "Plan" means the BRT Realty Trust 2012 Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        "Restricted Stock" means an Award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.

        "Restricted Stock Unit" or "RSU" means an Award of a right to receive one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.

        "Retirement" means (i) a Trustee who has attained the age of 65 years who resigns or retires from the Board or does not stand for re-election to the Board and has served continuously as a Trustee of the Trust for not less than six consecutive years, and (ii) an officer or employee of the Trust who has attained the age of 65 years who resigns or retires from the Trust or one of its Subsidiaries and has served as an officer and/or employee of the Trust or one of its Subsidiaries for not less than ten consecutive years at the time of retirement or resignation, provided that such Participant has not acted in a manner during the period of his relationship with the Trust or any of its Subsidiaries which has been harmful to the business or reputation of the Trust. A determination as to whether a "retiree" acted in a manner which has been harmful to the business or reputation of the Trust shall be made by the Committee, whose determination shall be conclusive and binding in all respects on the Participant and the Trust.

        "Shares" or "Beneficial Shares" means the shares of beneficial interest, $3.00 par value, of the Trust.

        "Subsidiary" means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Trust or by one or more Subsidiaries of the Trust or by the Trust and one or more Subsidiaries of the Trust, (ii) any partnership or limited liability company of which 50% or more of the capital and profit interests is owned, directly or indirectly, by the Trust or by one or more Subsidiaries of the Trust or by the Trust and one or more Subsidiaries of the Trust, or (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Trust or by one or more Subsidiaries of the Trust or by the Trust and one or more Subsidiaries of the Trust.

        "Trust" means BRT Realty Trust, a Massachusetts business trust, or any successor thereto.

SECTION 3
ELIGIBILITY

        3.1    Participants.    Awards may be granted in the discretion of the Committee to officers, employees, Trustees and consultants of the Trust and its Subsidiaries.

        3.2    Non-Uniformity.    Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

SECTION 4
ADMINISTRATION

        4.1    The Committee.    The Plan will be administered by the Committee, which, to the extent deemed necessary by the Board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an "outside director" under section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Trustees. In the absence of such appointment, the Board of Trustees shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

        4.2    Authority of the Committee.    The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee's authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) construe and interpret the Plan, the Awards and any Award Agreement, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) establish, interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Trust to the extent permitted by law.

        4.3    Decisions Binding.    All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 5
SHARES SUBJECT TO THE PLAN

        5.1    Number of Shares.    Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 600,000 Shares. The Shares available for issuance under the Plan shall be authorized but unissued Shares of the Trust.

        5.2    Lapsed Awards.    Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, cancelled, terminated or expire unexercised, shall be available for grant under the Plan. Shares that are tendered by a Participant to the Trust in connection with the exercise of an Award, withheld from issuance in connection with a Participant's payment of tax withholding liability, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall not be available for grant under the Plan.

        5.3    Adjustments in Awards and Authorized Shares.    In the event of a stock dividend or stock split, the number of Shares subject to the Plan, outstanding Awards and the numerical amounts set forth in Sections 5.1, 6.1, 7.1 and 8.1 shall automatically be adjusted to prevent the dilution or diminution of such Awards, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination or other similar change in the structure of the Trust affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1 and 8.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan.

        5.4    Restrictions on Transferability.    The Committee may impose such restrictions on any Award, Award of Shares or Shares acquired pursuant to an Award as it deems advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

SECTION 6
STOCK OPTIONS

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The maximum aggregate number of Shares underlying Options granted in any one calendar year to an individual Participant shall be 60,000.

        6.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, any conditions on exercise of the Option and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

        6.3    Exercise Price.    The Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Trust or any of its Subsidiaries.

        6.4    Expiration of Options.    Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of (i) the date(s) for termination of the Option set forth in the Award Agreement or (ii) the expiration of ten (10) years from the Grant Date. Subject to such limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable. The Committee may not, after an Option is granted, extend the maximum term of the Option.

        6.5    Exercisability of Options.    Options granted under the Plan shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option.

        6.6    Payment.    Options shall be exercised by a Participant's delivery of a written notice of exercise to the Secretary of the Trust (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of an Option, the Exercise Price shall be payable to the Trust in full in cash or its equivalent. The Committee may permit exercise (a) by the Participant tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) the Participant tendering a combination of cash and Shares equal to total Exercise Price (the Shares tendered being valued at Fair Market Value at the time of exercise), or (c) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Trust shall deliver to the Participant Share certificates (which may be in book entry form) representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.

        6.7    Certain Additional Provisions for Incentive Stock Options.

          (a)    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Trust, any parent and its Subsidiaries) shall not exceed $100,000. The portion of the Option which is in excess of the $100,000 limitation shall be treated as a Non-Qualified Option pursuant to Section 422(d)(1) of the Code.

          (b)    Trust and Subsidiaries Only.    Incentive Stock Options may be granted only to Participants who are officers or employees of the Trust or a Subsidiary on the Grant Date.

          (c)    Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Participant who (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Trust or any of its Subsidiaries, the term of such Incentive Stock Option shall be no more than five years from the Grant Date.

        6.8    Restriction on Transfer.    Except as otherwise determined by the Committee and set forth in the Award Agreement, no Option may be transferred, gifted, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. Upon the death or Disability of a Participant, an Option may be exercised by the duly appointed personal representative of the deceased Participant or in the event of a Disability by the Participant or the duly appointed committee of the Disabled Participant to the extent the Option was exercisable on the date of death or the date of Disability and shall be exercisable for a period of six months from the date of death or the date of Disability. Upon Retirement of a Participant an Option may be exercised to the extent it was exercisable on the effective date of the Retirement and shall be exercisable for a period of six months from the effective date of such Retirement.

        6.9    Repricing of Options.    Without shareholder approval, (i) the Trust will not reprice, replace or regrant an outstanding Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option, and (ii) the Trust will not cancel outstanding Options in exchange for cash or other Awards.

        6.10    Voting Rights.    A Participant shall have no voting rights with respect to any Options granted hereunder.

SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares and/or RSU's to be granted to each Participant and the time when each Award shall be granted. No more than 60,000 Shares of each of Restricted Stock and Shares underlying Restricted Stock Units may be granted to any individual Participant in any one calendar year.

        7.2    Restricted Stock and RSU Agreements.    Each Award of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, the number of Shares subject to a Restricted Stock Unit, any applicable Performance Goals and Performance Cycle, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant or termination of the Participant's relationship with the Trust as a director or consultant.

        7.3    Transferability.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and Restricted Stock Units including Shares underlying RSU's may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction and the satisfaction, in whole or in part, of any applicable Performance Goals within the applicable Performance Cycle. Except as otherwise determined by the Committee and set forth in the Award Agreement, in the event of the death, Disability or Retirement of a Participant, all unvested Restricted Stock and unvested RSU's shall not vest on the date of death or Disability or the effective date of Retirement. Without shareholder approval, the Trust will not, except as otherwise provided for in the

Plan, repurchase outstanding unvested Restricted Stock or unvested RSU's in exchange for cash or accelerate the vesting of outstanding unvested Shares of Restricted Stock or RSU's. The Committee may include a legend on the certificates representing Restricted Stock or RSU's to give appropriate notice of such restrictions.

        7.4    Other Restrictions.    The Committee may impose such other restrictions on Shares of Restricted Stock and Restricted Stock Units (including Shares underlying RSU's) as it may deem advisable or appropriate in accordance with this Section 7.4.

          (a)    General Restrictions.    The Committee may set one or more restrictions based upon (a) the achievement of specific Performance Goals, (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other basis determined by the Committee.

          (b)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock that is intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code.

          (c)    Retention of Certificates.    To the extent deemed appropriate by the Committee, the Trust shall retain the certificates representing Shares of Restricted Stock in the Trust's possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

        7.5    Removal of Restrictions.    After the end of the Period of Restriction, the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Notwithstanding the foregoing, the Committee shall not act in a manner that would cause a grant that is intended to be "performance-based compensation" under Code Section 162(m) to fail to be performance-based.

        7.6    Voting Rights.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding (a) Shares of Restricted Stock shall have voting rights during the Period of Restriction and (b) Restricted Stock Units shall not have voting rights during the Period of Restriction.

        7.7    Dividends and Other Distributions.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding (a) Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Shares during the Period of Restriction and (b) RSU's shall not be entitled to receive any dividends or other distributions paid with respect to the underlying Shares during the Period of Restriction.

SECTION 8
PERFORMANCE-BASED AWARDS

        8.1    Performance-Based Awards.    Participants selected by the Committee may be granted one or more Performance Awards in the form of Options, Restricted Stock, Restricted Stock Units or Performance Share Awards payable upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over a Performance Cycle determined by the Committee. A Performance Cycle shall be at least one year. The Committee in its sole discretion shall determine whether an Award is to qualify as "performance based compensation" under Section 162(m) of the Code. The Committee in its sole discretion shall determine Awards that are based on Performance Goals but are not intended to quality as "performance based compensation" under Section 162(m). The Committee shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Trust performance or the performance of an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Trust, or the financial statements of the Trust, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Participant. Each Performance-Based Award shall comply with the provisions set forth below. Performance Awards shall be paid in Shares.

          (a)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Participant, if intended by the Committee to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall select, within the first 90 days of a Performance Cycle the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Participants.

          (b)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Participant's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Participant if, in its sole judgment, such reduction or elimination is appropriate.

          (c)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Cycle is 60,000 Shares (subject to adjustment as provided in Section 5.3 hereof).

SECTION 9
AMENDMENT, TERMINATION, AND DURATION

        9.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan's compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to shareholder approval; and further provided, that without shareholder approval, no amendment shall permit the repricing, replacing or regranting of an Option in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option or the cancellation of any Award in exchange for cash. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

        9.2    Duration of the Plan.    The Plan shall become effective in accordance with Section 1.1, and subject to Section 9.1 shall remain in effect until the tenth anniversary of the effective date of the Plan.

SECTION 10
TAX WITHHOLDING

        10.1    Withholding Requirements.    Prior to the delivery of any Shares pursuant to an Award (or the exercise thereof), the Trust shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Trust, or require a Participant to remit to the Trust, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or the exercise or vesting thereof).

        10.2    Withholding Arrangements.    The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Trust withhold otherwise deliverable Shares, or (b) delivering to the Trust Shares then owned by the Participant. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 11
CHANGE IN CONTROL

        11.1    Change in Control.    For purposes of the Plan, a Change in Control means any of the following:

          (a)   the acquisition (other than from the Trust) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 25% or more of (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding securities of the Trust entitled to vote generally in the election of Trustees (the "Trust Voting Stock"), provided however the provision of this Section 11.1(a) is not applicable to acquisitions made individually, or as a group by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould, and their respective spouses, lineal descendants and affiliates;

          (b)   individuals who, as of the date of the Award, constitute the Board of Trustees (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of such Award whose election, or nomination for election by the Trust's shareholders, was approved by a vote of at least a majority of the Trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in the Rules of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c)   the closing of a sale or other conveyance of all or substantially all of the assets of the Trust; or

          (d)   the effective time of any merger, share exchange, consolidation, or other business combination involving the Trust if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of Trustees of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Trust's voting Shares.

        11.2    Effect of Change of Control.    On the effective date of any Change in Control, unless the applicable Award Agreement provides otherwise: (i) in the case of an Option, each such outstanding Option shall become exercisable in full in respect of the aggregate number of Shares covered thereby; and (ii) in the case of Restricted Stock, Restricted Stock Units and Performance Share Awards, the Restriction Period applicable to each such Award shall be deemed to have expired. Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not become exercisable on an accelerated basis nor will the Restriction Period expire in connection with a Change of Control if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or for the assumption of such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the exercisability or the expiration of the Restriction Period), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the Shares may be changed, converted, or exchanged in connection with such Change of Control.

SECTION 12
MISCELLANEOUS

        12.1    Deferrals.    To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.

        12.2    Termination for Cause.    If a Participant's employment or relationship with the Trust or a Subsidiary (as a director or consultant) shall be terminated for cause by the Trust or such Subsidiary during the Restriction Period or prior to the exercise of any Option (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Participant is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform his duties and responsibilities for any reason (other than illness or incapacity) and other misconduct of any kind), then, (i) all Options shall immediately terminate and (ii) such Participant's rights to all Restricted Stock, RSU's and Performance Share Awards shall be forfeited immediately.

        12.3    Section 162(m).    Notwithstanding anything to the contrary herein or in an Award Agreement, an Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, shall not vest in whole or in part in the event of the Participant's Retirement, involuntary termination or if the Participant terminates his or her relationship with the Trust, except to the extent (a) the Performance Goal's shall be achieved within the Performance Cycle or (b) otherwise permitted under Section 162(m) of the Code.

        12.4    No Effect on Employment or Service.    Nothing in the Plan or in any Award, and no action of the Committee shall confer or be construed to confer on any Participant any right to continue in the employ or service of the Trust or any Subsidiary or shall interfere with or limit in any way the right of the Trust or any Subsidiary to terminate any Participant's employment or service at any time, with or without cause. Employment with the Trust or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Trust or any Subsidiary, as the case may be.

        12.5    Successors.    All obligations of the Trust under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Trust, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, or the purchase of all or substantially all of the business or assets of the Trust.

        12.6    No Rights as Shareholder.    Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a shareholder of the Trust with respect to any Shares issuable pursuant to an Award (or the exercise or vesting thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Trust or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

        12.7    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the issuance or transfer of Shares, the issuance or transfer of such Shares may be effected on a noncertificated basis or book entry basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        12.8    Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        12.9    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        12.10    Requirements of Law.    The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

        12.11    Securities Law Compliance.    To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

        12.12    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York.

        12.13    Captions.    Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 BRT REALTY TRUST PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS March 20, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The undersigned hereby appoints Simeon Brinberg, Mark H. Lundy and Asher Gaffney, and each of them as Proxies, each with the power to act without the other and with the power appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 23, 2012 at the Annual Meeting of Shareholders to be held on March 20, 2012 or any adjournments thereof. (Continued and to be signed on the reverse side)

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Trustees Alan H. Ginsburg Jeffrey A. Gould Jonathan H. Simon 2. To approve the BRT Realty Trust 2012 Incentive Plan. 3. Ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending September 30, 2012. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR all nominees and FOR proposals 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees' recommendation. The Proxies cannot vote your shares of beneficial interest unless you sign and return this card. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF BRT REALTY TRUST March 20, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. The Board of Trustees recommends a vote "FOR" all nominees and "FOR" proposals 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00033333000000000000 6 032012 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Annual Report to Shareholders, Notice of Meeting, Proxy Statement and Proxy Card are available at www.brtrealty.com/brtpdf/investor_relations/annualmeetingmaterials.pdf FOR AGAINST ABSTAIN